 Exhibit (a)(1)(A)
Offer to Purchase
All Outstanding Shares of Common Stock and Series A Preferred Stock
of
Planet Payment, Inc.
at
$4.50 Per Share of Common Stock, Net in Cash, and $13.725 Per Share of Series A Preferred Stock, Net in Cash,
by
Fintrax US Acquisition Subsidiary, Inc.,
An indirect wholly-owned subsidiary of
Franklin UK Bidco Limited
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Fintrax US Acquisition Subsidiary, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Franklin UK Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), is offering to purchase all outstanding shares of  (i) common stock, par value $0.01 per share (“Company Common Stock”), of Planet Payment, Inc., a Delaware corporation (the “Company”), at a price per share of  $4.50, (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Common Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, and (ii) Series A Preferred Stock, par value $0.01 per share (“Company Series A Preferred Stock” and together with the Company Common Stock, the “Shares”) of the Company, at a price per share of  $13.725, equal to the Common Stock Offer Price multiplied by the conversion ratio set forth in the Company’s Restated Certificate of Incorporation rounded to the nearest one-hundredth, which is 3.05 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Preferred Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, in each case upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with this Offer to Purchase, the “Offer”). The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 26, 2017 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and the Company, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with the Company continuing as the surviving corporation (the “Merger”). At the effective time of the Merger, each Share issued and outstanding immediately prior to such time (other than any (i) Shares owned by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (ii) Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company and (iii) Shares held by the Company stockholders who properly demand and perfect appraisal rights under Delaware law) shall be converted into the right to receive an amount in cash equal to the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable.
THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.
After careful consideration, the Company’s board of directors (the “Company Board”) unanimously (a) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and in the best interests of the Company and the Company’s stockholders; (b) elected that the Merger Agreement and the Merger contemplated thereby be expressly governed by and effected under Section 251(h) of the DGCL, and that the Merger be consummated as soon as practicable following the consummation of the Offer; (c) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL; and (d) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
There is no financing condition to the Offer. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition, the HSR Condition (each as defined in the Summary Term Sheet) and the other conditions described in Section 13 — “Conditions to the Offer.” A summary of the principal terms of the Offer appears on pages 1 through 8 of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Shares.
November 13, 2017

IMPORTANT
If you desire to tender all or any portion of your Shares to us pursuant to the Offer, you should either (a) if you are a stockholder of record, complete and sign the Letter of Transmittal, which is enclosed with this Offer to Purchase, in accordance with the instructions contained in the Letter of Transmittal, mail or deliver the Letter of Transmittal (or a manually executed facsimile thereof) and any other required documents to Computershare Trust Company, N.A. (the “Depositary”), and either deliver the certificates for your Shares to the Depositary along with the Letter of Transmittal (or a manually executed facsimile thereof) or tender your Shares by book-entry transfer by following the procedures described in Section 3 — “Procedures for Tendering Shares” of this Offer to Purchase, in each case prior to the expiration time of the Offer, or (b) if you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request that your broker, dealer, commercial bank, trust company or other nominee effect the transaction for you. If you hold Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee you must contact that institution in order to tender your Shares to us pursuant to the Offer.
If you desire to tender your Shares to us pursuant to the Offer and the certificates representing your Shares are not immediately available, or you cannot comply in a timely manner with the procedures for tendering your Shares by book-entry transfer, or you cannot deliver all required documents to the Depositary prior to the expiration time of the Offer, you may tender your Shares to us pursuant to the Offer by following the procedures for guaranteed delivery described in Section 3 — “Procedures for Tendering Shares” of this Offer to Purchase.
*   *   *
Questions and requests for assistance may be directed to Georgeson LLC (the “Information Agent”) at its address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) and other tender offer materials may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.
This Offer to Purchase and the related Letter of Transmittal contain important information, and both documents should be read carefully and in their entirety before any decision is made with respect to the Offer.
This transaction has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC ” ) or any state securities commission nor has the SEC or any state securities commission passed on the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this Offer to Purchase or the Letter of Transmittal. Any representation to the contrary is unlawful.

i

SUMMARY TERM SHEET
Fintrax US Acquisition Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Franklin UK Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), is offering to purchase all outstanding shares of  (i) common stock, par value $0.01 per share (“Company Common Stock”), of Planet Payment, Inc., a Delaware corporation (the “Company”), at a price per share of  $4.50 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Common Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes and (ii) Series A Preferred Stock, par value $0.01 per share (“Company Series A Preferred Stock” and together with the Company Common Stock, the “Shares”) of the Company, at a price per share of  $13.725, equal to the Common Stock Offer Price multiplied by the conversion ratio set forth in the Company’s Restated Certificate of Incorporation rounded to the nearest one-hundredth, which is 3.05 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Preferred Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, in each case, as further described herein, upon the terms and subject to the conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal. The following are some questions you, as a stockholder of the Company, may have and answers to those questions. This summary term sheet highlights selected information from this Offer to Purchase, and may not contain all of the information that is important to you and is qualified in its entirety by the more detailed descriptions and explanations contained in this Offer to Purchase and the accompanying Letter of Transmittal. To better understand our Offer to you and for a complete description of the legal terms of the Offer, you should read this Offer to Purchase and the accompanying Letter of Transmittal carefully and in their entirety. Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Offer to Purchase. Unless otherwise indicated in this Offer to Purchase or the context otherwise requires, all references in this Offer to Purchase to “we,” “our,” or “us” refer to Purchaser or Parent, as the context requires.
WHO IS OFFERING TO BUY MY SHARES OF THE COMPANY?
•
The Offer is made by Purchaser. Purchaser is a recently formed Delaware corporation and an indirect wholly owned subsidiary of Parent. Purchaser was organized in connection with the Offer and has not carried on any activities other than entering into the Merger Agreement, the Support Agreements and activities in connection with the Offer. See the Introduction and Section 9 — “Certain Information Concerning the Filing Persons.”

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Parent is a private limited company incorporated under the laws of England and Wales. Parent is a parent company of the Fintrax Group, a leader in multi-currency digital payment processing, providing international shoppers, merchants, partner banks and acquirers with easy, fast and reliable services. For over 30 years, Fintrax Group has expanded across the globe now covering 34 markets with over 800 staff. Fintrax Group is headquartered in Galway, Ireland.

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Parent has agreed pursuant to the Merger Agreement to cause Purchaser to, upon the terms and subject to the conditions in this Offer to Purchase and the accompanying Letter of Transmittal, accept and pay for Shares validly tendered and not withdrawn in the Offer.

HOW MANY SHARES OF THE COMPANY COMMON STOCK ARE YOU OFFERING TO PURCHASE?
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Purchaser is offering to purchase all of the issued and outstanding Shares of the Company. See the Introduction and Section 1 — “Terms of the Offer.”

HOW MUCH ARE YOU OFFERING TO PAY FOR MY SHARES OF COMMON STOCK AND/OR PREFERRED STOCK OF THE COMPANY AND WHAT IS THE FORM OF PAYMENT?
•
Purchaser is offering to pay (i) $4.50 per share of Company Common Stock, net to the seller in cash (less any applicable withholding taxes and without interest), upon the terms and subject to the conditions contained in this Offer to Purchase and in the accompanying Letter of Transmittal, and (ii) $13.725 per share of Company Series A Preferred Stock, equal to the per share offer price for Company Common Stock multiplied by the conversion ratio set forth in the Company’s Restated Certificate of Incorporation rounded to the nearest one-hundredth (which is equal to 3.05), net to the seller in cash (less any applicable withholding taxes and without interest), upon the terms and subject to the conditions contained in this Offer to Purchase and in the accompanying Letter of Transmittal.
WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I TENDER MY SHARES IN YOUR OFFER?
•
If you are the record owner of your Shares and you tender your Shares in the Offer, you will not have to pay any brokerage fees or similar expenses. If you own your Shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the Introduction and Section 1 — “Terms of the Offer.”

WHY IS PURCHASER MAKING THE OFFER?
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Purchaser is making the Offer because Purchaser and Parent want to acquire the Company. See Section 1 — “Terms of the Offer” and Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements.”

IS THERE AN AGREEMENT GOVERNING THE OFFER?
•
Yes. The Parent, Purchaser and the Company have entered into the Merger Agreement. The Merger Agreement provides, among other things, for the terms and conditions of the Offer and, following consummation of the Offer, the Merger. See Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements.”

HAS THE COMPANY BOARD APPROVED THE OFFER?
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Yes. After careful consideration, the Company Board unanimously (a) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and in the best interests of the Company and the Company’s stockholders; (b) elected that the Merger Agreement and the Merger contemplated thereby be expressly governed by and effected under Section 251(h) of the DGCL, and that the Merger be consummated as soon as practicable following the consummation of the Offer; (c) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL; and (d) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

HAVE ANY STOCKHOLDERS OF THE COMPANY AGREED TO TENDER THEIR SHARES IN THE OFFER?
Yes, in connection with the execution of the Merger Agreement, Purchaser, Parent and the Company have entered into support agreements with certain stockholders of the Company (collectively, the “Tendering Stockholders”), who together hold approximately 29% of the outstanding shares of Company Common Stock on a fully diluted basis (collectively, the “Support Agreements”), including holders of the Company Series A Preferred Stock representing approximately 92% of the total outstanding shares of Company Series A Preferred Stock. The Support Agreements provide, among other things, that the Tendering Stockholders will validly tender all of their Shares in the Offer. The Support Agreements with holders of Company Series A Preferred Stock representing approximately 92% of all outstanding Company Series A Preferred Stock provide that such holders will deliver a written consent to the Company converting all outstanding shares of Company Series A Preferred Stock to shares of Company Common Stock pursuant to the terms of the Restated Certificate of Incorporation of the Company, such conversion to be effective immediately prior to the consummation of the Offer, which consent was delivered by such holders to the Company on October 26, 2017. See Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements.”
WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?
The Offer is conditioned upon, among others, the following conditions:
•
there being validly tendered and not validly withdrawn shares of Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its controlled Affiliates (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been received), represent one more Share than 50% of the sum of  (x) the total number of shares of Company Common Stock outstanding at the time of the expiration of the Offer, plus (y) solely with respect to any shares of Company Series A Preferred Stock that remain outstanding as of immediately prior to the acceptance for payment by Purchaser of the Shares tendered into the Offer (but, for the avoidance of doubt, without duplication with respect to Company Series A Preferred Stock that have converted into the right to receive shares of Company Common Stock), the total number of shares of Company Common Stock into which such outstanding shares of Company Series A Preferred Stock are convertible, plus (z) the total number of shares of Company Common Stock that the Company would be required to issue upon conversion, settlement, exchange or exercise of all options, warrants, rights or securities outstanding at the time of the expiration of the Offer that are convertible, exchangeable or exercisable into shares of Company Common Stock (whether then outstanding or for which the conversion, settlement, exchange or exercise date has already occurred, but in any event without duplication) (such condition, the “Common Stock Minimum Condition”);

•
there being validly tendered and not validly withdrawn shares of Company Series A Preferred Stock that, considered together with all other shares of Company Series A Preferred Stock (if any) beneficially owned by Parent and its controlled Affiliates (excluding any shares of Company Series A Preferred Stock tendered pursuant to guaranteed delivery procedures that have not yet been received), represent one more share than 50% of the sum of the total number of shares of Company Series A Preferred Stock that remain outstanding as of immediately prior to the acceptance for payment by Purchaser of the Shares tendered into the Offer (but, for the avoidance of doubt, without duplication with respect to Company Series A Preferred Stock that have converted into the right to receive shares of Company Common Stock) (such condition, the “Preferred Stock Minimum Condition,” and together with the Common Stock Minimum Condition, the “Minimum Tender Condition”);

•
the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder (“HSR Act”), having expired or been terminated (the “HSR Condition”); and

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other customary conditions.

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We may waive any condition, in whole or in part, other than the Minimum Tender Condition, at any time and from time to time, subject to the terms of the Merger Agreement.

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A more detailed discussion of the conditions to consummation of the Offer is contained in the Introduction, Section 1 — “Terms of the Offer” and Section 13 — “Conditions to the Offer.”

IS THE OFFER SUBJECT TO ANY FINANCING CONDITION?
•
No. There is no financing condition to the Offer.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER AND DO YOU HAVE FINANCIAL RESOURCES TO MAKE PAYMENT?
We estimate that we will need up to approximately $278 million to purchase the Shares and to pay related fees and expenses. We do not believe that our financial condition is relevant to your decision whether to tender your Shares and accept the Offer because:

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cash is the only consideration that we are paying to the holders of the Shares in connection with the Offer;

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we are offering to purchase all of the outstanding Shares in the Offer;

•
if the Offer is consummated, Purchaser will acquire all remaining Shares for the same cash price in the Merger; and

•
Parent has secured fully committed debt financing on the terms set forth in the Debt Commitment Letter, pursuant to which the lenders have agreed to provide Parent’s direct wholly owned subsidiary, which is the direct parent of Purchaser, with a €96,600,000 senior term loan B facility, the proceeds (“Debt Financing Proceeds”) of which will be available to Purchaser on a certain funds basis on the Closing Date. The Debt Financing Proceeds, together with cash, cash equivalents and marketable securities of, and capital contributions from related parties received by, Parent will be sufficient to finance the Offer and the Merger, and as is indicated above, there is no financing condition to the Offer.

See Section 10 — “Background of the Offer; Contacts with the Company”, Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreement” and Section 12 — “Source and Amount of Funds.”
HOW LONG DO I HAVE TO TENDER MY SHARES?
•
Unless the Offer is earlier terminated, you will have until 4:59 p.m., New York City time, on December 18, 2017 to tender your Shares in the Offer, unless Purchaser extends the Offer, in which event you will have until the expiration time of the Offer as so extended. If you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure that is described in Section 3 — “Procedures for Rendering Shares” of this Offer to Purchase. See also Section 1 — “Terms of the Offer.”

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In the event the Merger Agreement is terminated prior to the then-scheduled expiration time of the Offer, Purchaser has agreed to promptly irrevocably and unconditionally terminate the Offer.

UNDER WHAT CIRCUMSTANCES CAN OR MUST YOU EXTEND YOUR OFFER?
•
If on any then-scheduled expiration time of the Offer, the Minimum Tender Condition to the Offer has not been satisfied or any other condition to the Offer has not been satisfied or waived by Parent or Purchaser, Purchaser has agreed to extend the period of time during which the Offer remains open on one or more occasions in consecutive increments of no more than ten business days to permit such condition to the Offer to be satisfied until the earlier of  (i) the termination of the Merger Agreement in accordance with its terms or (ii) the End Date (defined in the Merger Agreement as April 30, 2018). See Section 1 — “Terms of the Offer.”

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In addition, Purchaser has agreed to extend the period of time during which the Offer remains open for the minimum period required by applicable law, interpretation or position of the SEC or its staff or the NASDAQ Stock Market (“NASDAQ”) or its staff applicable to the Offer until the earlier of  (i) the termination of the Merger Agreement in accordance with its terms or (ii) the End Date. See Section 1 — “Terms of the Offer.”

HOW WILL I BE NOTIFIED IF YOU EXTEND YOUR OFFER?
•
If Purchaser extends the Offer, we will inform Computershare Trust Company, N.A., the Depositary for the Offer, of that fact and we will issue a press release giving the new expiration time of the Offer no later than 9:00 a.m., New York City time, on the next business day after the day on which the Offer was previously scheduled to expire. See Section 1 — “Terms of the Offer.”

HOW DO I TENDER MY SHARES IN YOUR OFFER?
•
To tender Shares, you must deliver the certificates representing your Shares, together with a completed Letter of Transmittal and any other documents required by the Letter of Transmittal,

to Computershare Trust Company, N.A., the Depositary for the Offer, prior to the expiration time of the Offer. The Letter of Transmittal is enclosed with this Offer to Purchase. If your Shares are held in street name (i.e., through a broker, dealer, commercial bank, trust company or other nominee), your Shares can be tendered by your nominee by book-entry transfer through The Depository Trust Company (“DTC”). If you are unable to deliver any required document or instrument to the Depositary by the expiration of the Offer, you may gain some extra time by having a broker, a bank or other fiduciary that is an eligible guarantor institution guarantee that the missing items will be received by the Depositary by using the enclosed Notice of Guaranteed Delivery. For the tender to be valid, however, the Depositary must receive the missing items within two NASDAQ Global Market (“NASDAQ”) trading days after the date of execution of the Notice of Guaranteed Delivery. See Section 3 — “Procedures for Tendering Shares.”
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In all cases, payment for tendered Shares will be made only after timely receipt by the Depositary of certificates for the Shares (or of a confirmation of a book-entry transfer of the Shares as described in Section 3 — “Procedures for Tendering Shares”) and a properly completed and duly executed Letter of Transmittal and any other required documents for the Shares. See also Section 2 — “Acceptance for Payment and Payment for Shares.”

CAN I WITHDRAW SHARES I PREVIOUSLY TENDERED IN YOUR OFFER? UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?
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You may withdraw previously tendered Shares any time prior to the expiration of the Offer. In addition, pursuant to Section 14(d)(5) of the Securities Exchange Act of 1934, as amended, Shares may be withdrawn at any time after January 12, 2018, which is the 60th day after the date of the commencement of the Offer, unless prior to that date Purchaser has accepted for payment the Shares validly tendered in the Offer. Once Purchaser accepts your Shares for payment upon the expiration of the Offer, you will no longer be able to withdraw them. See Section 4 — “Withdrawal Rights.”

HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?
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To withdraw previously tendered Shares, you must deliver a written or facsimile notice of withdrawal with the required information to the Depositary while you still have the right to withdraw. If you tendered Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares. See Section 4 — “Withdrawal Rights.”

WILL THE OFFER BE FOLLOWED BY A MERGER IF ALL THE SHARES ARE NOT TENDERED?
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If we purchase at least a majority of the outstanding Shares in the Offer and the other conditions to the Merger are satisfied or waived, we will effect the Merger of Purchaser with and into the Company as promptly as practicable in accordance with Section 251(h) of the DGCL and the terms of the Merger Agreement and without a vote by the stockholders of the Company to adopt the Merger Agreement pursuant to Delaware law or any other action by the stockholders of the Company pursuant to Delaware law. If we consummate the Offer, we will expect to merge Purchaser with and into the Company as promptly as practicable. See the “Introduction” to this Offer to Purchase.

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If the Merger occurs, the Company will continue as the surviving corporation and become an indirect wholly owned subsidiary of Parent, and any issued and then outstanding Shares (other than any (i) Shares owned by Parent, Purchaser or any of Parent’s other direct or indirect wholly-owned subsidiaries, (ii) Shares owned by or in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company and (iii) Shares held by the Company stockholders who properly demand and perfect appraisal rights under Delaware law) will be canceled and converted automatically into the right to receive (x) $4.50 per Share for Company Common Stock and (y) $13.725 per Share for Company Series A Preferred Stock, in each case net to the seller in cash, less any applicable withholding taxes and without interest. See also the “Introduction” to this Offer to Purchase.

IF A MAJORITY OF SHARES ARE TENDERED AND ARE ACCEPTED FOR PAYMENT, WILL THE COMPANY CONTINUE AS A PUBLIC COMPANY?
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If the Merger occurs, the Company will no longer be publicly owned. Even if the Merger does not occur because the conditions to the Merger are not satisfied, if Purchaser purchases all Shares that have been tendered, there may be so few remaining stockholders and publicly held shares of Company Common Stock that such shares may no longer be eligible to be traded through NASDAQ or any other securities market, there may not be a public trading market for the Shares, and the Company may cease to make filings with the SEC or otherwise cease to be required to comply with the SEC’s rules relating to publicly held companies. See Section 7 — “Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration and Margin Regulations.”

IF YOU SUCCESSFULLY COMPLETE YOUR OFFER, WHAT WILL HAPPEN TO THE COMPANY BOARD?
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Upon completion of the Merger, the directors of Purchaser immediately prior to the effective time of the Merger shall become the directors of the Company, which will be the surviving company in the Merger.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES?
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If you decide not to tender your Shares in the Offer and the Merger occurs as described above, you will receive in the Merger the right to receive the same amount of cash per Share as if you had tendered your Shares in the Offer.

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If you decide not to tender your Shares in the Offer and we purchase those Shares that have been tendered in the Offer, but the Merger does not occur thereafter because the conditions to the Merger are not satisfied, you will remain a stockholder of the Company, but there may be so few remaining stockholders and publicly held shares of Company Common Stock that such shares will no longer be eligible to be traded through NASDAQ or any other securities market, there may not be a public trading market for such shares, and the Company may cease making filings with the SEC or otherwise cease being required to comply with the SEC’s rules relating to publicly held companies. If we purchase Shares in the Offer, we are obligated under the Merger Agreement to cause the proposed Merger to occur, subject to the conditions set forth in the Merger Agreement.

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Following the Offer, it is possible that the Shares might no longer constitute “margin securities” for purposes of the margin regulations of the Federal Reserve Board, in which case your Shares may no longer be used as collateral for loans made by brokers. See Section 7 — “Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration and Margin Regulations.”

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?
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On October 26, 2017, the last full trading day prior to the public announcement of the Merger Agreement, the last reported closing price per Company Common Stock on NASDAQ during normal trading hours was $3.82 per share of Company Common Stock. Therefore, the Common Stock Offer Price of  $4.50 per share of Company Common Stock represents a premium of approximately 17.80% over the closing price of the Company Common Stock on the last full trading day before announcement of the Merger Agreement.

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On November 10, 2017, the last full trading day before we commenced the Offer, the last reported closing price per Company Common Stock reported on NASDAQ was $4.48 per share of Company Common Stock. See Section 6 — “Price Range of Shares of Company Common Stock; Dividends.”

IF I ACCEPT THE OFFER, WHEN AND HOW WILL I GET PAID?
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If the conditions to the Offer as set forth in the Introduction and Section 13 — “Conditions of the Offer” are satisfied or waived and Purchaser consummates the Offer and accepts your Shares for payment, we will pay you an amount equal to (i) the number of shares of Company Common Stock you tendered multiplied by $4.50, in cash, without interest (less any amounts required to be deducted and withheld under any applicable law), and (ii) the number of shares of Company Series A Preferred Stock you tendered multiplied by $13.725, in cash, without interest (less any amounts required to be deducted and withheld under any applicable law), promptly following expiration of the Offer. See Section 1 — “Terms of the Offer” and Section 2 — “Acceptance for Payment and Payment for Shares.”
HOW WILL MY OUTSTANDING COMPANY OPTIONS AND RESTRICTED SHARES BE TREATED IN THE OFFER AND THE MERGER?
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The Offer is being made for all outstanding Shares, and not for options to purchase Shares (each, a “Company Option”) or awards of a right (other than awards of Company Options) which entitle the holder thereof to Shares, vesting after a specified amount of time from the date of such grant or based in whole or in part on certain performance levels of the Company (each, a “Restricted Share”).

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Company Options may not be tendered into the Offer. If you wish to tender Shares underlying Company Options, you must first exercise your Company Options (to the extent then vested and exercisable) in accordance with their terms in sufficient time to tender the Shares received into the Offer. Effective as of the effective time of the Merger, all outstanding Company Options, vested or unvested, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, an amount in cash equal to the product of (x) the total number of Shares subject to the Company Options immediately prior to the effective time of the Merger times (y) the excess, if any, of the Common Stock Offer Price over the exercise price per Share under such Company Option, less applicable taxes required to be withheld. In the event that the exercise price per Share under any Company Option, as adjusted, is equal to or greater than the Common Stock Offer Price, such Company Option will be cancelled as of the effective time of the Merger without payment therefor and shall have no further force or effect.

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Restricted Shares may not be tendered into the Offer unless such Restricted Shares vest and become Shares in accordance with their terms in sufficient time to tender such Shares into the Offer. Effective as of the effective time of the Merger, all outstanding Restricted Shares will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, an amount in cash equal to the product of  (x) the total number of Restricted Shares times (with the number of shares subject to Restricted Shares subject to one or more performance conditions deemed to be equal to target levels) (y) the Common Stock Offer Price, less applicable taxes required to be withheld.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER?
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The receipt of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder whose Shares are sold pursuant to the Offer or exchanged for cash pursuant to the Merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s adjusted tax basis in the Shares sold or exchanged. Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Offer and the Merger. See Section 5 — “U.S. Federal Income Tax Consequences of the Offer and the Merger.”

WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED?
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You will not have appraisal rights in connection with the Offer. However, if the Merger takes place, stockholders who have not tendered their Shares pursuant to the Offer and who comply with the applicable legal requirements will have appraisal rights under the DGCL. If you choose to exercise your appraisal rights in connection with the Merger and you comply with the applicable legal requirements under the DGCL, you will be entitled to payment for your Shares based on a judicial determination of the fair value of such Shares. This value may be the same, more or less than the Common Stock Offer Price and the Preferred Stock Offer Price, as applicable, that we are offering to pay the stockholders in the Offer and the Merger. See Section 15 — “Certain Legal Matters; Regulatory Approvals.”
•
The foregoing summary of the rights of dissenting stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any available appraisal rights and is qualified in its entirety by reference to Delaware law, including without limitation the DGCL.

WITH WHOM MAY I TALK IF I HAVE QUESTIONS ABOUT THE OFFER?
•
You can call Georgeson LLC, the Information Agent, toll-free at (866) 431-2096. See the back cover of this Offer to Purchase.

Except as otherwise set forth in this Offer to Purchase, references to “dollars” and “$” shall be to United States dollars.

To All Holders of Shares of
PLANET PAYMENT, INC.
INTRODUCTION
Fintrax US Acquisition Subsidiary, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Franklin UK Bidco Limited, a private limited company incorporated under laws of England and Wales (“Parent”), is offering to purchase all outstanding shares of  (i) common stock, par value $0.01 per share (“Company Common Stock”), of Planet Payment, Inc., a Delaware corporation (the “Company”), at a price of  $4.50 per Share, (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Common Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, and (ii) Series A Preferred Stock, par value $0.01 per share (“Company Series A Preferred Stock” and together with the Company Common Stock, the “Shares”) of the Company, at a price per share of  $13.725, equal to the Common Stock Offer Price multiplied by the conversion ratio set forth in the Company’s Restated Certificate of Incorporation, which is 3.05 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Preferred Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, in each case upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, this “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with this Offer to Purchase, the “Offer”). This Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 26, 2017 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and the Company, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company with the Company continuing as the surviving corporation (the corporation, the “Surviving Corporation” and such merger, the “Merger”) and an indirect wholly owned subsidiary of Parent. Capitalized terms used, but not defined, herein shall have the respective meanings given to them in the Merger Agreement. Parent has agreed pursuant to the Merger Agreement to cause Purchaser to, upon the terms and subject to the conditions in this Offer to Purchase and the accompanying Letter of Transmittal, accept and pay for Shares validly tendered and not withdrawn in the Offer.
If your Shares are registered in your name and you tender directly to the Depositary (as defined below) you will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by us. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee you should check with your broker or bank as to whether they charge any service fees. We will pay all charges and expenses of Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) and Georgeson LLC, the information agent for the Offer (the “Information Agent”).
The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition, the HSR Condition and the other conditions described in Section 13 —  “Conditions to the Offer.”
The Offer will expire at 5:00 p.m., New York City time, Monday, December 18, 2017, unless the Offer is extended or earlier terminated. See Section 1 — “Terms of the Offer,” Section 13 — “Conditions to the Offer” and Section 15— “Certain Legal Matters.”
After careful consideration, the Company’s board of directors (the “Company Board”) unanimously (a) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and in the best interests of the Company and the Company’s stockholders; (b) elected that the Merger Agreement and the Merger contemplated thereby be expressly governed by and effected under Section 251(h) of the DGCL, and that the Merger be consummated as soon as practicable following the consummation of the Offer; (c) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL; and (d) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. The Company’s full statement on the Offer is set forth in its Schedule 14D-9, which will be filed with the U.S. Securities and Exchange Commission (the “SEC” ) in connection with the Offer and will be mailed to the Company stockholders with this Offer to Purchase and the Letter of Transmittal. See also the Introduction.

A more complete description of the Company Board’s reasons for authorizing and approving the Merger Agreement and recommending that holders of Shares accept the Offer and tender their Shares into the Offer is set forth in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which will be filed with the SEC in connection with the Offer and will be mailed to the Company stockholders with this Offer to Purchase and the Letter of Transmittal.
The Offer is being made in connection with the Merger Agreement, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Merger will be effected. At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than any (i) Shares owned by Parent, Purchaser or any of Parent’s other direct or indirect wholly owned subsidiaries, (ii) Shares owned by or in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company and (iii) Shares held by the Company stockholders who properly demand and perfect appraisal rights under Delaware law) will be canceled and will be converted automatically into the right to receive consideration equal to the Offer Price payable, without interest, to the holder of such Share, upon surrender of the certificate that formerly evidenced such Share or, with respect to uncertificated Shares, upon the receipt by the Depositary of an Agent’s Message (as defined below) relating to such Shares. The Merger Agreement is more fully described in Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements.”
If the Minimum Tender Condition is satisfied and Purchaser accepts Shares for payment pursuant to the Offer, the Merger will be consummated in accordance with Section 251(h) of the DGCL. A vote of holders of Shares to adopt the Merger Agreement is not required in the event the Merger is consummated pursuant to Section 251(h) of the DGCL, which provides that, if a corporation owns more than 50% of the outstanding shares of each class and series of stock of a subsidiary corporation following the consummation of a tender offer, and subject to certain other conditions and limitations, the corporation holding such stock may merge such subsidiary into itself, or itself into such subsidiary, without any action or vote on the part of the stockholders of such other corporation. Therefore, if Purchaser owns more than 50% of the outstanding Shares, under applicable law, Purchaser and Parent will be able to complete the Merger without any vote on the adoption of the Merger Agreement by the holders of Shares.
Stockholders who have not tendered their Shares and continue to own their Shares at the time of the Merger and fulfill certain other requirements of the DGCL will have appraisal rights in connection with the Merger. See Section 15 — “Certain Legal Matters.”
The Company has informed Parent and Purchaser that, as of November 13, 2017, there were 60,321,621 Shares of Company Common Stock outstanding on a fully-diluted basis. Based upon the foregoing, the Minimum Tender Condition will be satisfied if 30,160,812 Shares are validly tendered and not withdrawn prior to the expiration time of the Offer. The actual number of Shares that are required to be tendered to satisfy the Minimum Tender Condition will depend upon the actual number of then outstanding Shares on a fully-diluted basis at the expiration time of the Offer.
Certain material United States federal income tax consequences to U.S. Holders (as defined below) of the sale of the Shares pursuant to the Offer and the exchange of Shares for cash pursuant to the Merger are described in Section 5 — “U.S. Federal Income Tax Consequences of the Offer and the Merger.”
If, between the date of the Merger Agreement and the date on which any particular Share is accepted for payment pursuant to the Offer, the outstanding Shares are changed into a different number or class of shares by reason of a reclassification, stock split (including a reverse stock split), stock dividend, distribution or division, reorganization, combination, recapitalization, merger, issuer tender offer or issuer exchange offer or other similar transaction, the Common Stock Offer Price and the Preferred Stock Offer Price will be appropriately adjusted.
This Offer to Purchase and the related Letter of Transmittal contain important information and both documents should be read carefully and in their entirety before any decision is made with respect to the Offer.
The Company has provided Parent with the Company’s stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of Shares whose names appear on the Company’s stockholder list and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing.
THE OFFER
1.
Terms of the Offer

Upon the terms and subject to the prior satisfaction or waiver of the conditions to the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for payment, purchase and pay for all Shares validly tendered prior to the expiration time of the Offer, and not properly withdrawn in accordance with the procedures set forth in Section 4 — “Withdrawal Rights.”
The Offer is conditioned upon the satisfaction of the Minimum Tender Condition, the HSR Condition and the other conditions described in Section 13 — “Conditions to the Offer.” We may terminate the Offer without purchasing any Shares if certain events described in Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements — Summary of the Merger Agreement — Termination” occur.
To the extent permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable law, including the HSR Act, we expressly reserve the right to waive any condition and to make any other changes to the terms and conditions of the Offer. However, pursuant to the Merger Agreement, we have agreed that we will not, without the prior written consent of the Company:
(1)
reduce the number of Shares subject to the Offer,

(2)
reduce the Common Stock Offer Price or the Preferred Stock Offer Price,

(3)
waive the Minimum Tender Condition,

(4)
add to the conditions set forth in Section 13 — “Conditions to the Offer” or amend or modify any conditions in any manner adverse to the holders of the Shares,

(5)
extend the expiration time of the Offer, except as provided in the Merger Agreement,

(6)
change the form of the consideration payable in the Offer, or

(7)
take any action (or fail to take any action) that would result in the Merger not being permitted to be effected pursuant to Section 251(h) of the DGCL.

We may, in our sole discretion, provide additional cash consideration in addition to the Common Stock Offer Price and the Preferred Stock Offer Price without the consent of the Company. If, on or before the expiration time of the Offer, we provide additional cash consideration in addition to the Common Stock Offer Price and the Preferred Stock Offer Price being paid for Shares accepted for payment in the Offer, this increased consideration will be paid to all stockholders whose Shares are purchased in the Offer, as applicable, whether or not their Shares were tendered before the announcement of the increase in consideration.
We will extend the Offer for any period required by the SEC or the staff thereof. We will also, if at any then-scheduled expiration time of the Offer any condition to the Offer has not been satisfied or waived (to the extent permitted under applicable laws), extend the period of time during which the Offer remains open on one or more occasions in increments of no more than ten business days until the earlier of the (i) termination of the Merger Agreement in accordance with its terms and (ii) the End Date. In the event the Merger Agreement is terminated prior to the then-scheduled expiration time of the Offer, Purchaser has agreed, and Parent has agreed to cause Purchaser, to promptly (and in any event within twenty-four (24) hours of such termination or the next Business Day, if terminated on a non-Business Day), irrevocably and unconditionally terminate the Offer. See Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements.”

There can be no assurance that we will be required or permitted under the Merger Agreement to extend the Offer. During any extension of the initial offering period pursuant to the paragraphs above, all Shares previously tendered and not withdrawn will remain subject to the Offer and subject to withdrawal rights. See Section 4 — “Withdrawal Rights.”
If, subject to the terms of the Merger Agreement, we make a material change in the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer, in each case, if and to the extent required by Rules 14d-4(d), 14d-6(c) and l4e-1 under the Exchange Act or otherwise. The minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or the information concerning the tender offer, other than a change in the consideration offered or a change in the percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. With respect to a change in the consideration offered or a change in the percentage of securities sought, a tender offer generally must remain open for a minimum of ten business days following such change to allow for adequate disclosure to stockholders.
We expressly reserve the right, in our sole discretion, subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC, to not accept for payment any Shares if, at the expiration time of the Offer, any of the conditions to the Offer set forth in Section 13 — “Conditions to the Offer” have not been satisfied. Under certain circumstances, Parent and Purchaser may terminate the Merger Agreement and the Offer.
We expressly reserve the right, in our sole discretion, subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC, to delay acceptance of Shares and to delay payment for Shares pending receipt of any governmental regulatory approvals specified in Section 15 — “Certain Legal Matters.” See Section 13 — “Conditions to the Offer” and Section 15 — “Certain Legal Matters,” without prejudice to our rights set forth in Section 13 — “Conditions to the Offer.” Our reservation of the right to delay the acceptance of, or payment for, Shares is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that we pay the consideration offered or return Shares deposited by or on behalf of tendering stockholders promptly after the termination of the Offer.
Any extension, waiver or amendment of the Offer, or delay in acceptance for payment or payment, or termination of the Offer will be followed, as promptly as practicable, by public announcement thereof, such announcement in the case of an extension to be issued not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time of the Offer in accordance with the public announcement requirements of Rules 14d-4(d), 14d-6(c) and l4e-1(d) under the Exchange Act. Without limiting our obligation under such rules or the manner in which we may choose to make any public announcement, we currently intend to make announcements by issuing a press release and making any appropriate filing with the SEC.
The Company has agreed to provide us with its list of stockholders and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on the Company’s stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Shares.
2.
Acceptance for Payment and Payment for Shares

Upon the terms and subject to the conditions to the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), promptly after the expiration time of the Offer, we will accept for payment, purchase and pay for, all Shares validly tendered, and not properly withdrawn, prior to the expiration time of the Offer. In addition, subject to the terms and conditions of the Merger Agreement and the applicable rules of the SEC, we reserve the right to delay acceptance for payment of, or payment for, Shares, pending receipt of any regulatory or governmental approvals specified in Section 15 — “Certain Legal Matters.”

In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of  (a) certificates representing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in Section 3 — “Procedures for Tendering Shares,” (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 below) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary. See Section 3 — “Procedures for Tendering Shares.”
For purposes of the Offer, we will be deemed to have accepted for payment and thereby purchased Shares validly tendered, and not properly withdrawn, prior to the expiration time of the Offer if and when Purchaser gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions to the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering stockholders for purposes of receiving payments from us and transmitting such payments to the tendering stockholders. Under no circumstances will interest be paid on the Common Stock Offer Price or Preferred Stock Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.
If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificates for these unpurchased Shares will be returned (or new certificates for the Shares not tendered will be sent), without expense to the tendering stockholder (or, in the case of Shares tendered by book-entry transfer into the Depositary’s account at DTC pursuant to the procedures set forth in Section 3 — “Procedures for Tendering Shares,” these Shares will be credited to an account maintained with DTC) promptly following expiration or termination of the Offer.
3.
Procedures for Tendering Shares

Valid Tender of Shares.   Except as set forth below, to validly tender Shares pursuant to the Offer, (a) a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof) in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) in connection with a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the expiration time of the Offer and either (x) certificates representing Shares tendered must be delivered to the Depositary or (y) these Shares must be properly delivered pursuant to the procedures for book-entry transfer described below and a confirmation of such delivery received by the Depositary (which confirmation must include an Agent’s Message if the tendering stockholder has not delivered a Letter of Transmittal), in each case, prior to the expiration time of the Offer, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.
Book-Entry Transfer.   The Depositary will take steps to establish and maintain an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in DTC’s systems may make a book-entry transfer of Shares by causing DTC to transfer the Shares into the Depositary’s account in accordance with DTC’s procedures for the transfer. However, although delivery of Shares may be effected through book-entry transfer, either the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase by the expiration time of the Offer, or the tendering stockholder must comply with the guaranteed delivery procedures described below. The confirmation of a book-entry transfer of Shares into the Depositary’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Depositary.
Signature Guarantees and Stock Powers.   Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution”). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this section, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered owner has not completed the section entitled “Special Payment Instructions” or the section entitled “Special Delivery Instructions” on the Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Shares not tendered or not accepted for payment are to be returned to a person other than the registered owner of the certificates surrendered, then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above. See Instructions 1 and 5 of the Letter of Transmittal.
If certificates representing Shares are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or facsimile) must accompany each delivery of certificates.
Guaranteed Delivery.   A stockholder who desires to tender Shares pursuant to the Offer and whose certificates for Shares are not immediately available and cannot be delivered to the Depositary prior to the expiration time of the Offer, or who cannot complete the procedure for book-entry transfer prior to the expiration time of the Offer, or who cannot deliver all required documents to the Depositary prior to the expiration time of the Offer, may tender such Shares by satisfying all of the requirements set forth below:
•
such tender is made by or through an Eligible Institution;

•
a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, is received by the Depositary (as provided below) prior to the expiration time of the Offer; and

•
the certificates for all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation with respect to all such Shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and any other required documents, are received by the Depositary within two trading days after the date of execution of such Notice of Guaranteed Delivery. A “trading day” is any day on which NASDAQ is open for business.

The Notice of Guaranteed Delivery may be delivered to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.
THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF THIS DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Other Requirements.   Notwithstanding any provision of the Merger Agreement, we will pay for Shares validly tendered pursuant to the Offer, and not properly withdrawn, prior to the expiration time of the Offer only after timely receipt by the Depositary of  (a) certificates for (or a timely Book-Entry Confirmation with respect to) these Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will we pay interest on the purchase price of Shares, regardless of any extension of the Offer or any delay in making such payment.
Binding Agreement.   Our acceptance for payment of Shares tendered pursuant to one of the procedures described above will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions to the Offer.
Appointment as Proxy.   By executing and delivering a Letter of Transmittal as set forth above (or, in the case of a book-entry transfer, by delivery of an Agent’s Message in lieu of a Letter of Transmittal), the tendering stockholder irrevocably appoints our designees as such stockholder’s proxies, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered by such stockholder and accepted for payment by us and with respect to any and all other Shares or other securities issued or issuable in respect of such Shares on or after the date of the Merger Agreement. All such proxies and powers of attorney will be considered coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, we accept for payment Shares tendered by such stockholder as provided herein. Upon the effectiveness of such appointment, all prior powers of attorney, proxies and consents given by such stockholder will be revoked, and no subsequent powers of attorney, proxies and consents may be given (and, if given, will not be deemed effective). Our designees will, with respect to the Shares or other securities and rights for which the appointment is effective, be empowered to exercise all voting and other rights of such stockholder as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of the stockholders of the Company or otherwise. We reserve the right to require that, in order for Shares to be deemed validly tendered, immediately upon our payment for such Shares we must be able to exercise full voting, consent and other rights to the extent permitted under applicable law with respect to such Shares and other securities, including voting at any meeting of stockholders concerning any matter.
Determination of Validity.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by us in our sole and absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of or payment for which may, in our opinion, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of any other stockholder. No tender of Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Parent, Purchaser or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto and any other documents related to the Offer) will be final and binding.
Backup Withholding.   In order to avoid “backup withholding” at the applicable rate on payments of cash pursuant to the Offer, a stockholder that is a “U.S. person” (as defined in the instructions to the IRS Form W-9 provided with the Letter of Transmittal) surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”) on an IRS Form W-9, certify under penalties of perjury that such TIN is correct and provide certain other certifications. If a stockholder does not provide such stockholder’s correct TIN or fails to provide the required certifications, the Internal Revenue Service (the “IRS”) may impose a penalty on such stockholder, and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding at the applicable rate. All stockholders that are U.S. persons surrendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to us and the Depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign stockholders should complete and sign an appropriate IRS Form W-8 (instead of an IRS Form W-9) in order to avoid backup withholding. The various IRS Forms W-8 may be obtained from the Depositary or at www.irs.gov. See Instruction 9 to the Letter of Transmittal.
4.
Withdrawal Rights

Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable. However, a stockholder may withdraw Shares tendered pursuant to the Offer at any time prior to the expiration time of the Offer as explained below. Further, if Purchaser has not accepted Shares for payment by January 12, 2018, they may be withdrawn at any time prior to our acceptance for payment after that date.
For a withdrawal of Shares to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 — “Procedures for Tendering Shares,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares. If certificates representing the Shares have been delivered or otherwise identified to the Depositary, the name of the registered owner and the serial numbers shown on such certificates must also be furnished to the Depositary prior to the physical release of such certificates.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination will be final and binding. No withdrawal of Shares will be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Purchaser, Parent or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following one of the procedures for tendering Shares described in Section 3 — “Procedures for Tendering Shares” at any time prior to the expiration time of the Offer.
If we extend the Offer, delay our acceptance for payment of Shares, or we are unable to accept for payment Shares pursuant to the Offer, for any reason, then, without prejudice to our rights under the Offer, the Depositary may nevertheless, on our behalf, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering stockholders exercise withdrawal rights as described in this Section 4 prior to the expiration time of the Offer or as otherwise required by Rule 14e-1(c) under the Exchange Act.
5.
U.S. Federal Income Tax Consequences of the Offer and the Merger

The following is a summary of United States federal income tax consequences of the Offer and the Merger to U.S. Holders (as defined below) whose Shares are tendered and accepted for payment pursuant to the Offer or whose Shares are converted into the right to receive cash in the Merger. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed, and temporary regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth in this discussion. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Offer or the Merger or that any such contrary position would not be sustained by a court.

This summary is limited to U.S. Holders who hold Shares as capital assets (generally, property held for investment purposes). In addition, this summary does not address tax considerations that may be applicable to a U.S. Holder’s particular circumstances or to U.S. Holders that may be subject to special tax rules (e.g., foreign taxpayers, small business investment companies, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, or grantor trusts, retirement plans, broker-dealers, S corporations, partnerships and other pass-through entities, trusts, stockholders liable for the alternative minimum tax, traders who elect to apply a mark-to-market method of accounting, U.S. expatriates and tax-exempt organizations), persons that own or have owned more than 5% of any class of shares by vote or by value (whether actually or constructively), persons whose functional currency is not the U.S. dollar, dissenting stockholders or U.S. Holders who acquired Shares in connection with stock options, stock purchase or restricted stock plans or in other compensatory transactions, or as part of a straddle, hedge, conversion, constructive sale or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. This summary does not address holders of restricted stock, holders of options to purchase the Company’s Shares or holders of restricted stock awards. In addition, this summary does not address any United States federal estate or gift tax consequences, nor any state, local or non-U.S. tax consequences, of the Offer and the Merger.
For purposes of this summary, a “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States; (ii) a corporation or an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, or of any state or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, (A) the administration of which is subject to the primary supervision of a United States court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has validly elected to be treated as a U.S. person for United States federal income tax purposes under the applicable U.S. Treasury Regulations. This discussion does not address the tax consequences to persons who are not U.S. Holders.
If a partnership, or any other entity taxed as a partnership for United States federal income tax purposes, holds Shares, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partnership’s activities. Accordingly, partnerships or other entities treated as partnerships for U.S. federal income tax purposes that hold Shares, and persons treated as partners in such entities are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the Offer and the Merger.
This discussion is for general information only and should not be construed as tax advice. It is a summary and does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Offer and the Merger. We urge you to consult your own tax advisor with respect to the particular U.S. federal, state, and local, or foreign tax consequences of the Offer and the Merger to you.
Effect of the Offer and the Merger
The receipt of cash in exchange for Shares in the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Shares in connection with the Offer or the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis in the Shares surrendered. Any such gain or loss would be long-term capital gain or loss if the holding period for the Shares exceeded one year. Long-term capital gain recognized by individuals and other non-corporate U.S. Holders is generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognizing pursuant to the Offer or Merger is subject to certain limitations. Gain or loss must be calculated separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) exchanged for cash in the Offer or the Merger.
Information Reporting and Backup Withholding
A U.S. Holder who exchanges Shares pursuant to the Offer or the Merger is subject to information reporting and may be subject to backup withholding unless certain information is provided to the Depositary or an exemption applies. See Section 3 — “Procedures for Tendering Shares.” Backup

withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the IRS in a timely manner.
6.
Price Range of shares of Company Common Stock; Dividends

According to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the shares of Company Common Stock are traded on NASDAQ under the symbol “PLPM.” The following table sets forth, for the periods indicated, the high and low closing prices per share of Company Common Stock on NASDAQ as reported in published financial sources and the Company’s prior filings with the SEC.
	High	Low
Fiscal Year Ended December 31, 2015:
First Quarter	$2.15	$1.45
Second Quarter	$2.73	$1.80
Third Quarter	$3.25	$2.06
Fourth Quarter	$3.17	$2.41
Fiscal Year Ended December 31, 2016:
First Quarter	$3.64	$2.19
Second Quarter	$4.69	$3.34
Third Quarter	$4.97	$3.32
Fourth Quarter	$4.64	$2.75
Current Fiscal Year
First Quarter	$4.50	$3.53
Second Quarter	$4.45	$3.22
Third Quarter	$4.50	$3.10
October 1, 2017 – November 10, 2017	$4.48	$3.65
On November 10, 2017, the last full trading day prior to the commencement of the Offer, the last reported closing price per share of Company Common Stock on NASDAQ during normal trading hours was $4.48 per share of Company Common Stock. On October 26, 2017, the last full trading day prior to the public announcement of the Merger Agreement, the last reported closing price per share of Company Common Stock on NASDAQ during normal trading hours was $3.82 per share of Company Common Stock. The Common Stock Offer Price represents an approximately 0.45% premium to the trading price at which the shares of Company Common Stock closed on November 10, 2017, the last trading day before the announcement of the Offer.
As of November 13, 2017, there were approximately 74 holders of record of the Company’s common stock. This number does not include individual stockholders who own common stock registered in the name of a nominee under nominee security listings.
The Company has never paid dividends on its capital stock. In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company indicated that it would continue to retain any future earnings to finance the operation and expansion of its business and it did not expect to declare or pay any dividends in the foreseeable future. Additionally, under the terms of the Merger Agreement, neither the Company nor its subsidiaries are permitted to declare or pay any dividends on or make other distributions in respect of any of its capital stock other than cash dividends paid by a direct or indirect wholly owned subsidiary of the Company or distributions resulting from the vesting or exercise of options or restricted stock awards. See Section 14 — “Dividends and Distributions.” Stockholders are urged to obtain a current market quotation for the shares of Company Common Stock.

7.
Possible Effects of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration and Margin Regulations

Effect of Merger.   Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company, and the Company will be the surviving corporation. At the effective time of the Merger, the Restated Certificate of Incorporation of the Company will be amended and restated in its entirety to read the same as the certificate of incorporation of Purchaser in effect immediately prior to the effective time of the Merger, except that the name of the surviving corporation will be “Planet Payment, Inc.,” and, as so amended, will be the certificate of incorporation of the surviving corporation until further amended. Also at the effective time of the Merger, the Amended and Restated Bylaws of the Company will be amended in their entirety to read the same as the bylaws of Purchaser in effect immediately prior to the effective time of the Merger, and so amended will be the bylaws of the surviving corporation until further amended. At the effective time of the Merger, the directors of Purchaser will become the directors of the surviving corporation and the officers of the Company will become the officers of the surviving corporation, each until their respective successors are duly elected or appointed.
Possible Effects of the Offer on the Market for the Shares.   The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Shares held by the public. The purchase of Shares pursuant to the Offer can also be expected to reduce the number of holders of Shares. We cannot predict whether the reduction in the number of shares of Company Common Stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price or marketability of the shares of Company Common Stock or whether it would cause future market prices to be the same, greater or less than the Common Stock Offer Price.
NASDAQ Listing.   Depending upon the number of shares of Company Common Stock purchased pursuant to the Offer, the shares of Company Common Stock may no longer meet the requirements for continued listing on NASDAQ. According to the published guidelines of The NASDAQ Stock Market LLC, NASDAQ would consider disqualifying the shares of Company Common Stock for listing on NASDAQ if, among other possible grounds, (a) the total number of holders of record and holders of beneficial interest, taken together, in shares of Company Common Stock falls below 400, (b) the bid price for a Share over a 30 consecutive business day period is less than $1.00, or (c)(i) the Company has stockholders’ equity of less than $10 million, the number of publicly held shares of Company Common Stock falls below 750,000, the market value of publicly held shares of Company Common Stock over a 30 consecutive business day period is less than $5 million or there are fewer than two active and registered market makers in the shares of Company Common Stock over a ten consecutive business day period, (ii) the number of publicly-held shares of Company Common Stock falls below 1,100,000, the market value of publicly held shares of Company Common Stock over a 30 consecutive business day period is less than $15 million, there are fewer than four active and registered market makers in the shares of Company Common Stock over a ten consecutive business day period, or the market value of the Company’s listed securities is less than $50 million over a ten consecutive business day period, or (iii) the number of publicly-held shares of Company Common Stock falls below 1,100,000, the market value of publicly held shares of Company Common Stock over a 30 consecutive business day period is less than $15 million, there are fewer than four active and registered market makers in the shares of Company Common Stock over a ten consecutive business day period, or the Company’s total assets and total revenue is less than $50 million each for the most recently completed fiscal year (or in two of the last three fiscal years) shares of Company Common Stock held by officers or directors of the Company, or by any beneficial owner of more than 10 % of the shares of Company Common Stock, will not be considered as being publicly-held for this purpose. According to the Company, as of November 3, 2017, there were approximately 50,013,595 shares of Company Common Stock outstanding and 1,535,398 shares of Company Series A Preferred Stock. If, as a result of the purchase of shares of Company Common Stock pursuant to the Offer or otherwise, the shares of Company Common Stock are either no longer eligible for NASDAQ or are delisted from NASDAQ altogether, the market for shares of Company Common Stock will be adversely affected.
If NASDAQ were to delist the shares of Company Common Stock, it is possible that the shares of Company Common Stock would continue to trade on other securities exchanges or in the over-the-counter market and that price or other quotations for the shares of Company Common Stock would be reported by other sources. The extent of the public market for such shares of Company Common Stock and the availability of such quotations would depend, however, upon such factors as the number of stockholders and the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the shares of Company Common Stock on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. We cannot predict whether the reduction in the number of shares of Company Common Stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the shares of Company Common Stock or whether it would cause future market prices to be the same, greater or less than the Common Stock Offer Price. Trading in the shares of Company Common Stock will cease upon consummation of the Merger if trading has not ceased earlier, as discussed above.
Exchange Act Registration.   The shares of Company Common Stock currently are registered under the Exchange Act. The purchase of the shares of Company Common Stock pursuant to the Offer may result in the shares of Company Common Stock becoming eligible for deregistration under the Exchange Act. Registration of the shares of Company Common Stock may be terminated by the Company upon application to the SEC if the outstanding shares of Company Common Stock are not listed on a “national securities exchange” and if there are fewer than 300 holders of record of shares of Company Common Stock. We intend to seek to cause the Company to apply for termination of registration of the shares of Company Common Stock as soon as possible after consummation of the Offer if the requirements for termination of registration are met. Termination of registration of the shares of Company Common Stock under the Exchange Act would reduce the information required to be furnished by the Company to its stockholders and to the SEC and would make certain provisions of the Exchange Act (such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement or information statement in connection with stockholders’ meetings or actions in lieu of a stockholders’ meeting pursuant to Section 14(a) and 14(c) of the Exchange Act and the related requirement of furnishing an annual report to stockholders) no longer applicable with respect to the shares of Company Common Stock. In addition, if the shares of Company Common Stock are no longer registered under the Exchange Act, the requirements of Rule 13e-3 with respect to “going private” transactions would no longer be applicable to the Company. Furthermore, the ability of  “affiliates” of the Company and persons holding “restricted securities” of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933 may be impaired or eliminated. If registration of the shares of Company Common Stock under the Exchange Act was terminated, the shares of Company Common Stock would no longer be eligible for continued inclusion on the Board of Governors of the Federal Reserve System (the “Federal Reserve Board’s”) list of  “margin securities” or eligible for stock exchange listing.
If registration of the shares of Company Common Stock is not terminated prior to the Merger, then the registration of the shares of Company Common Stock under the Exchange Act will be terminated following completion of the Merger.
Margin Regulations.   The Shares are currently “margin securities” under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit using such Shares as collateral. Depending upon factors similar to those described above regarding listing and market quotations, following the Offer, the Shares may no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board, in which event the Shares would be ineligible as collateral for margin loans made by brokers.
8.
Certain Information Concerning the Company

The following description of the Company and its business has been taken from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and is qualified in its entirety by reference to such report.
The Company is a provider of international payment and transaction processing and multi-currency processing services. The Company provides services to approximately 189,000 active merchant locations in 22 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through its acquiring bank and processor customers, as well as through our own direct sales force.

The Company provides banks and their merchants with innovative services to accept, process and reconcile electronic payments. The Company’s point-of-sale multi-currency payment processing services are designed for merchants in the retail, restaurant, and hospitality environments. The Company also provides payment services for e-commerce and mail and telephone order merchants. The Company’s point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and are integrated within the international payment card transaction process enabling the Company’s acquiring customers to process and reconcile payment transactions in multiple currencies, geographies and channels. The Company’s ATM services provide its domestic and international acquirers with additional processing capabilities to help them increase revenue and improve customer satisfaction.
The Company also offers transaction processing services that allow merchants to offer a range of commercial services including pre-paid mobile phone top-up and bill payments using the same point-of-sale devices deployed to accept payment cards. The Company is a registered third-party processor with the major card associations and operate in accordance with industry standards, including the Payment Card Industry Security Council’s Data Security Standards.
The Company’s services help acquiring banks, processors and merchants enhance revenue, broaden their product set and open new sales channels. The Company’s payment processing services enable the authorization and settlement of payment transactions by providing the connections between the merchant, its bank and the card association. In addition, the Company provides online access to advanced reconciliation and reporting services and localized language support to its customers. The Company’s flagship offerings are its multi-currency processing services, which include Pay in Your Currency®, its point-of-sale Dynamic Currency Conversion (“DCC”) service, Multi-Currency Pricing primarily for card-not-present merchants, and DCC at ATMs. These services enable merchants to offer customized pricing in multiple currencies. Additionally, acquiring banks, processors and merchants all benefit from the ease of settlement and reporting in their local currency.
The Company’s proprietary, currency-neutral payment processing technology platform enables it to develop and deliver a broad range of international payment services, quickly enter new markets and provide a range of differentiated solutions and analytical tools that are integrated within our customers’ existing business processes. The Company provides customers with worldwide connectivity to its payments infrastructure that is secure, compliant and regularly maintained and updated. The Company’s secure platform is scalable to facilitate growth and meet the needs of new customers, and flexible to provide a broad range of capabilities, including the unique regional requirements of the various markets in which we operate.
The Company distributes and cross-sells its services across a variety of points-of-sale, e-commerce and ATM payment channels with customized solutions in specific verticals, such as hospitality, restaurants and retail. The Company believes its business model creates powerful network effects which help drive growth and operating leverage in its business while the Company’s customer contracts, which generally have an initial term of three to five years, provide a stable customer base.
In 2016, the Company generated 60% of its revenue internationally and 40% in the United States, through a revenue model that generates fees every time a purchase is made across its network. The Company manages its business through two operating segments: multi-currency processing services and payment processing services. For the year ended December 31, 2016, the Company’s multi-currency processing services represented 63% of its revenue and the Company’s payment processing services represented 37% of its revenue.
The Company was incorporated in Delaware in October 1999 with its corporate headquarters located at 670 Long Beach Blvd., Long Beach, New York 11561, and its main telephone number is (516) 670-3200.
Available Information.   The Company is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning the Company’s business, principal physical properties, capital structure, material pending litigation, operating results, financial condition, directors and officers (including their remuneration and equity awards granted to them), the principal holders of the Company’s securities, any material interests of such persons in transactions with the Company, and other matters is required to be disclosed in proxy statements and periodic reports distributed to the Company’s stockholders and filed with the SEC. Such reports, proxy statements and other information should be available for inspection at the public reference room at the SEC’s office at 100 F Street, NE, Washington, DC 20549. Copies may be obtained by mail, upon payment of the SEC’s customary charges, by writing to its principal office at 100 F Street, NE, Washington, DC 20549. Further information on the operation of the SEC’s Public Reference Room in Washington, DC can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. The Company also maintains an Internet website at. www.planetpayment.com. The information contained in, accessible from or connected to the Company’s website is not incorporated into, or otherwise a part of, this Offer to Purchase or any of the Company’s filings with the SEC. The website addresses referred to in this paragraph are inactive text references and are not intended to be actual links to the websites.
Certain Projections.   The Company provided Parent with selected unaudited projected financial information concerning the Company. Such information is described in the Company’s Schedule 14D-9, which is being filed with the SEC on the date of this Offer to Purchase and is being mailed to the Company’s stockholders simultaneously with this Offer to Purchase. The Company’s stockholders are urged to, and should, carefully read the Schedule 14D-9.
Sources of Information.   Except as otherwise set forth herein, the information concerning the Company contained in this Offer to Purchase has been based upon publicly available documents and records on file with the SEC and other public sources. Although we have no knowledge that any such information contains any misstatements or omissions, none of Parent, Purchaser or any of their respective affiliates or assigns, the Information Agent or the Depositary assumes responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information.
9.
Certain Information Concerning the Filing Persons

Parent is a private limited company incorporated under the laws of England and Wales. Its principal office is located at c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland, and the telephone number is +353 91 55 82 55. Parent is a parent company of the Fintrax Group, a leader in multi-currency digital payment processing, providing international shoppers, merchants, partner banks and acquirers with easy, fast and reliable services. For over 30 years, Fintrax has expanded across the globe now covering 34 markets with over 800 staff. Fintrax is headquartered in Galway, Ireland.
Parent is a wholly owned subsidiary of Franklin UK Midco Limited, a private limited holding company incorporated under the laws of England and Wales (“UK Midco”), which is a wholly owned subsidiary of Franklin Ireland Topco Limited, a holding company incorporated under the laws of Ireland (“Irish Topco”, together with UK Midco, the “Fintrax Entities”), which is a 95% owned subsidiary of Legendre Holding 44, a holding company incorporated under the laws of France (“French Holdco”), which is controlled by Eurazeo SE, a société européenne organized under the laws of France and in accordance with Council Regulation (EC) No. 2157/2001 of 8 October 2001 on the Statute for a European company (“Eurazeo”, together with French Holdco, the “Eurazeo Entities”).
Purchaser is a Delaware corporation and an indirect wholly owned subsidiary of Parent. Purchaser was organized by Parent to acquire the Company and has not conducted any other activities since its organization. All outstanding shares of capital stock of Purchaser are owned by Parent. The principal office of Purchaser is located at the same address as Parent’s principal office listed above, and Purchaser’s telephone number at that address is the same telephone number as Parent’s telephone number listed above.
The name, citizenship, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Purchaser, Parent, the Fintrax Entities and the Eurazeo Entities and certain other information are listed in Schedule A to this Offer to Purchase.

During the last five years, none of the Filing Persons or, to the best knowledge of Purchaser and Parent, any of the persons listed in Schedule A to this Offer to Purchase (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.
Except as described in this Offer to Purchase, none of the Filing Persons or, to the knowledge of Purchaser and Parent, any of the persons listed in Schedule A to this Offer to Purchase, or any associate or majority-owned subsidiary of any Filing Person or any of the persons listed in Schedule A to this Offer to Purchase, beneficially owns any equity security of the Company, and none of the Filing Persons or, to the knowledge of Purchaser and Parent, any of the other persons or entities referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transaction in any equity security of the Company during the past 60 days.
Except as described in the Tender Offer Statement on Schedule TO filed by Parent with the SEC pursuant to Rule 14d-3 under the Exchange Act (the “Schedule TO”), of which this Offer to Purchase forms a part, (i) there have not been any contacts, transactions or negotiations between any of the Filing Persons, any of their respective subsidiaries or, to the knowledge of Purchaser and Parent, any of the persons listed in Schedule A to this Offer to Purchase, on the one hand, and the Company or any of its directors, officers or affiliates, on the other hand, that are required to be disclosed pursuant to the rules and regulations of the SEC and (ii) none of the Filing Persons or, to the knowledge of Purchaser and Parent, any of the persons listed on Schedule A to this Offer to Purchase, has any contract, arrangement, understanding or relationship with any person with respect to any securities of the Company.
10.
Background of the Offer; Contacts with the Company

Background of the Offer and the Merger; Past Contacts or Negotiations between Parent and the Company
The information set forth below regarding the Company was provided by the Company, and none of Parent, Purchaser or any of their respective affiliates takes any responsibility for the accuracy or completeness of any information regarding meetings or discussions in which Parent, Purchaser or their respective affiliates or representatives did not participate. The following contains a description of contacts between representatives of Parent and representatives of the Company that resulted in the execution of the Merger Agreement. For a review of the Company’s activities relating to these contacts, please refer to the Company’s Schedule 14D-9 being mailed to stockholders with this Offer to Purchase.
The board of directors of Parent and Parent’s executive management regularly evaluate various strategies to improve its competitive position and enhance value for Parent stockholders, including opportunities for acquisitions of other companies or their assets. Parent also meets with potential partners and acquisition targets as applicable to understand these companies’ businesses and evaluate potential opportunities.
In October 2016, representatives of FTP Securities LLC (“FTP”) contacted representatives of Fintrax Group, Parent’s wholly owned subsidiary (“Fintrax Group” and together with Parent, “Fintrax”) to ask it if might have an interest in pursuing a strategic transaction with the Company. Following internal deliberations, Fintrax responded to FTP and expressed its further interest in pursuing a strategic transaction with the Company.
On November 10, 2016, Fintrax entered into a confidentiality agreement with the Company, which agreement included customary non-disclosure and standstill provisions that allowed Fintrax to make confidential proposals to the Company at any time.
During November and December of 2016, Fintrax submitted written due diligence request lists to the Company, and the Company began to make due diligence materials available to Fintrax through a virtual data room. Also during this period, members of the Company’s management team, including Carl J. Williams, Chairman and Chief Executive Officer of the Company, Robert J. Cox, President and Chief Operating Officer of the Company, and Raymond D’Aponte, Chief Financial Officer of the Company, met with representatives of Fintrax in New York, New York, and presented an overview of the Company, products and technology and a review of key financial highlights. During these meetings, the Company provided Fintrax with forecasts for the Company that had been prepared by management. Fintrax did not make any proposals during these meetings at which representatives of FTP were present, or otherwise discuss the specific terms of a potential sale transaction.
On January 4, 2017, Fintrax received instructions from FTP, setting forth the timing and procedures for submitting preliminary offers to acquire the Company. The letter requested that preliminary offers be submitted by January 25, 2017, and address, among other things, price and form of consideration, sources of financing, and material conditions to a sale transaction, including required approvals.
On January 25, 2017, Fintrax submitted a preliminary, non-binding proposal to acquire all of the Company’s outstanding equity at a per share price in the range of  $4.00 to $4.25 payable in cash upon the closing of the transaction. The proposal indicated that Fintrax intended to fund the merger consideration with 100% cash, that Fintrax expected to have all financing in place at closing to consummate the transaction and that its proposal had the full support of its controlling stockholder. The indication of interest also included a list of remaining due diligence items, and noted that Fintrax expected to complete its due diligence within six weeks.
On February 9, 2017, FTP contacted Fintrax to communicate that the Company would be willing to move forward to negotiate a transaction at not less than a $5.00 per share cash price.
On February 14, 2017, Fintrax submitted a revised, non-binding proposal to acquire the Company for consideration consisting of  $4.75 per share in cash payable at the closing.
On February 24, 2017, FTP informed Fintrax that its revised proposal was unacceptable to the Board and that Fintrax should increase its offer price in order to be competitive.
On March 7, 2017, Fintrax was provided with a form of merger agreement and accompanying Company disclosure schedules through the virtual data room.
Over the course of the next several weeks, Fintrax continued its confirmatory due diligence investigations.
On March 21, 2017, Fintrax submitted a revised, non-binding proposal to acquire the Company for consideration consisting of  $4.50 per share in cash payable at the closing. The proposal indicated that Fintrax intended to finance the merger consideration with a combination of refinancing its third-party debt and additional equity capital from its controlling stockholder.
On March 28, 2017, FTP informed Fintrax that the Company was willing to move forward to negotiate a transaction at or above a $5.00 per share cash price, but Fintrax indicated that it was unwilling to propose a bid within that range.
On May 18, 2017, Marc Frappier, Managing Partner of Eurazeo, Fintrax’s controlling stockholder, and board member of Fintrax Parent, contacted Mr. Williams to indicate an interest in possibly resuming discussions regarding a potential business combination transaction between the Company and Fintrax.
On May 19, 2017, Mr. Kaiden contacted Merrill Lynch International (“BofA Merrill Lynch”), financial advisor to Fintrax, to confirm Fintrax’s interest in resuming discussions about a possible transaction.
On June 7, 2017, BofA Merrill Lynch confirmed to Mr. Kaiden that Fintrax was interested in resuming discussions about a possible transaction and provided a list of due diligence items to Mr. Kaiden.
On June 14, 2017, Mr. Williams contacted Patrick Waldron, Chief Executive Officer of Fintrax, to discuss the conversations over the course of the prior few weeks between the parties regarding a potential business combination transaction. Mr. Williams indicated that the Company was primarily focused on executing its business strategy, but noted that if Fintrax was prepared to make a compelling written offer, he would communicate it to the Board.
On June 27 through 28, 2017, Mr. Williams, Mr. Cox and Mr. D’Aponte met with representatives of Fintrax in London, U.K. to discuss a potential strategic transaction between the two companies.

On July 19, 2017, Fintrax submitted a revised, non-binding proposal to acquire all of the outstanding equity of the Company at a per share price of  $4.50 payable in cash upon the closing of the transaction. The proposal provided that Fintrax intended to finance the merger consideration with a combination of refinanced third-party debt and additional funding from its controlling stockholder, included a list of remaining due diligence items, and noted that Fintrax expected to complete its due diligence and sign and announce a transaction by mid-to-end-October. In its letter, Fintrax expressed its belief that the offer represented attractive and certain value for the Company’s stockholders and said that its offer was subject to a three-month exclusivity period to negotiate a merger agreement.
On July 26, 2017, each of Mr. Williams and representatives of FTP contacted representatives of Fintrax to understand the decrease in the proposed purchase price from its February 14 proposal, and encouraged Fintrax to provide its best and final offer in advance of the Company’s upcoming Board meeting. Mr. Waldron confirmed to Mr. Williams that the July 19 proposal represented Fintrax’s best and final offer as well as Fintrax’s resolve to discontinue discussions with the Company if the Company did not find the revised offer to be attractive.
On August 8, 2017, the Company issued a press release announcing the exploration of strategic alternatives focused on maximizing shareholder value.
On August 28, 2017, Fintrax and representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Fintrax’s legal counsel, sent the Company an updated written confirmatory due diligence request list and on August 29, 2017, the Company began to make the requested updated due diligence materials available to Fintrax and Skadden through the virtual data room.
On September 7, 2017, FTP contacted Fintrax seeking to encourage Fintrax to increase its offer price from the $4.50 proposed in its July 19 offer. In that discussion, Fintrax again stated that $4.50 was its best and final offer price and reiterated its resolve to discontinue discussions with the Company if the Company did not find its offer to be attractive.
On September 12, 2017, Fintrax and the Company executed an exclusivity agreement pursuant to which the parties agreed to negotiate exclusively until October 26, 2017.
On September 14, 2017, Fintrax and the Company entered into an amendment to their confidentiality agreement, extending the term of the non-solicit provision therein. Following the execution of the amendment, there were several telephone discussions involving Mr. Williams and Mr. Waldron regarding the Company’s operations, and Fintrax requested that the Company provide Fintrax with additional due diligence information.
On September 25 through 27, 2017, representatives of the Company and Fintrax met at Goodwin Procter’s offices in New York, New York for three full day in-person confirmatory due diligence sessions.
On September 28, 2017, Goodwin Procter and the Company sent a draft merger agreement and Company disclosure schedules to representatives of Skadden. Over the course of the next several weeks, Fintrax continued its confirmatory due diligence investigation, and Goodwin Procter and Skadden continued to negotiate the terms of the merger agreement and the Company disclosure schedules.
On October 11, 2017, Skadden sent a draft form of support agreement to representatives of Goodwin Procter. Over the course of the next several weeks, Skadden and Goodwin Procter continued to negotiate the terms of the form of support agreement.
On October 20, 2017, Fintrax provided the Company with its final form debt financing commitment letter from BNP Paribas Fortis SA/NV, The Governor and Company of the Bank of Ireland, The Royal Bank of Scotland plc (trading as NatWest Markets) and Société Générale, London Branch.
On October 23, 2017, Mr. Williams called Mr. Waldron to discuss the structure of Fintrax’s financing relating to the proposed transaction. During the call, Mr. Waldron agreed that Fintrax would eliminate any provisions in the merger agreement regarding conditionality around Fintrax’s proposed financing other than in the event of the Company’s knowing, material and willful breach of the financing cooperative covenant.

On October 24 and 25, 2017, Goodwin Procter and Skadden continued to negotiate the terms of the merger agreement and other transaction documents.
On October 25, 2017, Goodwin Procter contacted Skadden to review a list of open issues with respect to the merger agreement, primarily relating to certain covenants, including those regarding the Company’s obligation to cooperate with Fintrax’s efforts to refinance its existing debt facilities. Later that day, Skadden sent Goodwin Procter a revised draft of the merger agreement and other transaction documents and engaged in various telephonic discussions to negotiate the unresolved issues in those documents, and the Company facilitated the final due diligence items of Fintrax.
Following the Company’s board meeting on October 26, 2017, during which the Company’s board unanimously approved and declared advisable the Merger Agreement, the Merger and the Transactions and authorized the Company to enter into the Merger Agreement, the parties completed the transaction documents. In the afternoon of October 26, 2017, after the closing of the U.S. stock markets, the parties executed and delivered the Merger Agreement and other transaction documents and issued a joint press release announcing the transaction.
On November 13, 2017, Purchaser commenced the Offer and filed this Schedule TO-T.
11.
Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements

Purpose of the Offer and Plans for the Company
The purpose of the Offer and the Merger is for Parent and its affiliates, through Purchaser, to acquire control of, and the entire equity interest in, the Company. Pursuant to the Merger, Parent will acquire all of the stock of the Company not purchased pursuant to the Offer or otherwise subject to the terms and conditions set forth in the Merger Agreement. Stockholders of the Company who sell their Shares in the Offer will cease to have any equity interest in the Company or any right to participate in its earnings and future growth. If the Merger is consummated, non-tendering stockholders also will no longer have an equity interest in the Company. On the other hand, after selling their Shares in the Offer or the subsequent Merger, stockholders of the Company will not bear the risk of any decrease in the value of the Company stock.
If the Minimum Tender Condition is satisfied and Purchaser accepts Shares for payment pursuant to the Offer, the Merger will be consummated in accordance with Section 251(h) of the DGCL. See “Summary of the Merger Agreement — The Merger” below. At the effective time of the Merger, the Restated Certificate of Incorporation of the Company will be amended and restated in its entirety to read the same as the certificate of incorporation of Purchaser immediately prior to the effective time of the Merger, except that the name of the surviving corporation will be “Planet Payment, Inc.” and so amended will be the certificate of incorporation of the surviving corporation, until further amended. Also at the effective time of the Merger, the Amended and Restated Bylaws of the Company will be amended in their entirety to read the same as the bylaws of Purchaser immediately prior to the effective time of the Merger, and so amended will be the bylaws of the surviving corporation until further amended. At the effective time of the Merger, the directors of Purchaser will become the directors of the surviving corporation and the officers of the Company will become the officers of the surviving corporation, each until their respective successors are duly elected or appointed. See “Summary of the Merger Agreement — The Merger” below.
Parent and Purchaser currently plan to continue investing in the Company as a standalone business based in Long Island, New York. Parent and Purchaser may conduct a review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel, and will consider what changes would be desirable in light of the circumstances that exist upon completion of the Offer. Parent and Purchaser’s plans may change based on further analysis including changes in the Company’s business, corporate structure, charter, bylaws, capitalization, board of directors and management, although, except as disclosed in this Offer to Purchase, Parent and Purchaser have no current plans with respect to any of such matters.
Except as disclosed in this Offer to Purchase, neither Parent nor Purchaser has any present plans or proposals that would result in an extraordinary corporate transaction involving the Company or any of its subsidiaries, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of a material amount of assets, or any material changes in the Company’s capitalization, corporate structure or business. After the Merger, Parent may cause Purchaser to be transferred to one or more of its affiliates for internal structuring reasons, but no such transfer will affect Parent’s obligations under the Merger Agreement.
Summary of the Merger Agreement
The following is a summary of certain provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit (d)(1) to the Schedule TO, and which is incorporated herein by reference. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety.
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. Such information can be found elsewhere in this Offer to Purchase and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of the Company without considering the entirety of public disclosure about the Company as set forth in the Company’s filings with the SEC. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in this Offer to Purchase or in other public disclosures by the Company.
The Offer
The Merger Agreement provides for the commencement of the Offer by Purchaser. Purchaser’s obligation to accept for payment and to pay for any Shares that are tendered in the Offer is subject to the satisfaction or waiver, if permitted under the Merger Agreement, of each of the conditions to the Offer that are described in Section 13—“Conditions to the Offer” (each, an “Offer Condition”). Purchaser expressly reserves the right to, in its sole discretion, increase the Offer Price, waive any Offer Condition or modify the terms of the Offer; provided, however, that without the prior written consent of the Company, Purchaser will not: (i) change or waive the Minimum Tender Condition, (ii) reduce the number of Shares subject to the Offer, (iii) reduce the Offer Price, (iv) extend or otherwise change the expiration time of the Offer beyond the initial expiration time, except as otherwise provided in the Merger Agreement, (v) change the form of consideration payable in the Offer, (vi) impose any condition to the Offer in addition to the Offer Conditions, (vii) amend, modify or supplement any terms of the Offer in any manner adverse to the holders of Shares, or (viii) take any action that would result in the Merger not being permitted to be effected pursuant to Section 251(h) of the DGCL.
The Offer is initially scheduled to expire at 5:00 p.m., New York City time, on December 18, 2017, 24 business days following the date of the commencement of the Offer. Purchaser must extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or its staff or NASDAQ or its staff that is applicable to the Offer. In addition, if, at the time as of which the Offer is scheduled to expire, any Offer Condition has not been satisfied or waived, Purchaser must, and Parent must cause Purchase to, extend the period of time during which the Offer remains open on one or more occasions in increments of no more than 10 business days until the earlier of the termination of the Merger Agreement or the End Date.
The Merger Agreement further provides that, on the terms of and subject to the conditions to the Offer, Purchaser will accept for payment all Shares that are validly tendered in the Offer and not withdrawn as soon as practicable after the expiration time of the Offer (as it may be extended or re-extended) pursuant to the Offer.

If, between the date of the Merger Agreement and the date on which any particular Share is accepted for payment pursuant to the Offer, the outstanding Shares are changed into a different number or class of shares by reason of a reclassification, stock split (including a reverse stock split), stock dividend, distribution or division, reorganization, combination, recapitalization, merger, issuer tender offer or issuer exchange offer or other similar transaction, the Common Stock Offer Price and the Preferred Stock Offer Price will be appropriately adjusted.
The Merger
The Merger Agreement provides for the merger of Purchaser with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement and in accordance with Section 251(h) of the DGCL. As the surviving corporation, the Company will continue to exist following the Merger as an indirect wholly owned subsidiary of Parent.
Upon consummation of the Merger, the directors of Purchaser immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation and the officers of the Company immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation. At the effective time of the Merger, the Restated Certificate of Incorporation of the Company will be amended in its entirety to read the same as the certificate of incorporation of Purchaser, and the Amended and Restated Bylaws of the Company will be amended in their entirety to read the same as the bylaws of Purchaser immediately prior to the effective time of the Merger, each until further amended as provided in accordance with their terms or in accordance with applicable law.
Effective Time
The Merger will be effective at the time the certificate of merger (the “Certificate of Merger”) is filed with the Secretary of State of the State of Delaware or such later time as specified in the Certificate of Merger and agreed to by the Company and Parent in writing. Parent expects to complete the Merger as soon as practicable after the first time at which Purchaser accepts for payment any Company Common Stock and Company Series A Preferred Stock tendered pursuant to the Offer (the “Acceptance Time”) and the satisfaction or waiver of all other closing conditions. Unless otherwise agreed by the parties to the Merger Agreement, the parties are required to close the Merger as soon as practicable after the Acceptance Time and no later than the second business day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied only at the closing, but subject to the satisfaction or waiver of those conditions at such time). The conditions of the closing of the Merger are described below under the caption “Conditions to the Merger.”
Merger Consideration
Each share of  (i) Company Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the per-Share Merger consideration of  $4.50 in cash (“Common Stock Offer Price”), and (ii) Company Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the per-Share Merger consideration of  $13.725 in cash, equal to the Common Stock Offer Price multiplied by the conversion ratio set forth in the Restated Certificate of Incorporation of the Company in effect on October 26, 2017, which is 3.05, in each case without interest and less any applicable withholding taxes, other than the following Shares:
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Shares owned by Parent, Purchaser or any other direct or indirect subsidiaries of Parent;

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Shares owned by or held in treasury of the Company or owned by any direct or indirect subsidiary of the Company; and

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Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 262 of the DCCL, as described in further detail in Section 15 “Certain Legal Matters — Appraisal Rights.”

Subject to the above exceptions, after the effective time of the Merger, each holder of any Shares will no longer have any rights with respect to the Shares, except for the right to receive the per-Share Merger consideration.

Payment for the Shares
The Depositary will act as the paying agent for the benefit of the holders of Shares. Promptly after (and in any event no later than the third business day after) the Acceptance Time, Parent will deposit or cause to be deposited with the Depositary a cash amount in immediately available funds to pay the aggregate Merger consideration payable to the Company holders of Shares.
As promptly as practicable (and in no event later than five business days) after the effective time of the Merger, Parent and the surviving corporation will use commercially reasonable efforts to cause the paying agent to send the Company holders of Shares (or, in the case of  “street holders,” deliver to the DTC) a letter of transmittal and instructions advising the Company holders of Shares how to surrender Shares in exchange for the per-Share Merger consideration. The paying agent will pay the Company holders of Shares the aggregate per-Share Merger consideration to which such stockholders are entitled after such stockholders have provided to the paying agent such stockholders’ signed letter of transmittal together with a certificate or book-entry shares, and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the per-Share Merger consideration. The surviving corporation or the paying agent will reduce the amount of any per-Share Merger consideration paid to the Company holders of Shares by any applicable withholding taxes.
Following the effective time of the Merger, there will be no further transfer of Shares.
If the Company holders of Shares have lost a certificate, or if it has been stolen or destroyed, then before such stockholders will be entitled to receive the per-Share Merger consideration, such stockholders will be required to provide an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as may be required by Parent as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that the Company holders of Shares will receive, which the Company stockholders should read carefully and in their entirety.
If any cash deposited with the paying agent is not claimed within one year following the effective time of the Merger, such cash will be delivered to the surviving corporation or Parent, at Parent’s election. Holders of Shares who have not received payment due to non-compliance with the exchange procedures shall be entitled to look only to the surviving corporation with respect to payment of the per-Share Merger consideration.
Treatment of Options and Restricted Shares
Company Options.   Immediately prior to, and contingent upon the consummation of the closing of the Merger, each Company common stock option that is outstanding immediately prior to the effective time of the Merger, to the extent then-unvested, will immediately vest and become exercisable. At the effective time of the Merger, each such Company common stock option outstanding will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, an amount (subject to any applicable withholding tax) in cash (without interest) equal to the product of  (x) the total number of shares of Company Common Stock subject to such Company common stock option immediately prior to the effective time of the Merger and (y) the amount by which the Merger consideration exceeds the per share exercise price of such Company common stock option. Company common stock options for which the exercise price per share is equal to or greater than the Merger consideration will be cancelled for no value and without payment.
Company Restricted Stock.   At the effective time of the Merger, each share of Company restricted stock award, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger, will become fully vested and all restrictions and repurchase rights will lapse and all such shares of Company restricted stock awards will be converted automatically into the right to receive at the effective time of the Merger, an amount in cash (without interest) equal to the product of  (x) the total number of shares subject to Company restricted stock awards (with the number of shares subject to Company restricted stock awards subject to one or more performance conditions deemed to be equal to target levels) and (y) the Merger consideration. At the effective time of the Merger, each holder of any such share award will cease to have any rights with respect to such award, except the right to receive the Merger consideration in accordance with the Merger Agreement.

Representations and Warranties
In the Merger Agreement, the Company made representations and warranties relating to, among other things:
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corporate matters such as organization, good standing, qualification, power and authority;

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capitalization;

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financial statements and filings with the SEC;

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disclosure controls and procedures;

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absence of undisclosed liabilities;

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absence of certain changes since June 30, 2017;

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intellectual property;

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real properties;

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material contracts;

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compliance with laws and its possession of, and compliance with, permits;

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absence of legal proceedings;

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taxes;

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employee benefit plans and arrangements;

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labor matters;

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environmental matters;

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insurance coverage;

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corporate authority and board recommendation relative to the Merger Agreement;

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required consents and approvals, and no violations of organizational documents, contracts or applicable law as a result of the Offer or Merger;

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inapplicability of takeover statutes on the Merger;

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opinion of the Company’s financial advisor;

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brokers and finders; and

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accuracy of information set forth in this Schedule TO or in other offer documents;

In the Merger Agreement, Parent and Purchaser each made representations and warranties relating to, among other things:
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corporate matters, such as organization, good standing, qualification, power and authority;

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absence of legal proceedings;

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corporate authority and board recommendation relative to the Merger Agreement;

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required regulatory filings, consents and approvals of governmental entities;

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sufficiency of funds to consummate the Offer and the Merger;

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ownership of Shares;

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accuracy of information supplied for purposes of the disclosure documents related to the Offer;

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brokers and finders;

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Purchaser’s capitalization; and

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stockholder, labor and employee matters.

Many of the Company’s representations and warranties are qualified by a Company Material Adverse Effect standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” is defined to mean any effect, change, event, condition, occurrence, circumstance or development that, individually or in the aggregate, is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and each of its subsidiaries, taken as a whole.
Material Adverse Effect shall not include, subject to certain exceptions, any change, state of facts, circumstance, event or development arising out of, resulting from or attributable to the following:
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changes in the Company’s stock price or trading volume;

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any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself;

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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world;

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changes in conditions in the industries in which the Company and each of its subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally;

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changes in political conditions in the United States or any other country or region in the world (including the decision by the United Kingdom to leave the European Union);

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acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world;

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effects resulting from the public announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and each of its subsidiaries with employees, customers, vendors or partners, or the identity of Parent or any of its controlled affiliates as the acquirer of the Company;

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any (A) action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, the Merger Agreement or (C) the failure to take any action prohibited by the Merger Agreement;

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changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof),

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changes in GAAP or other accounting standards (or the interpretation thereof);

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any legal proceedings related to the transactions under the Merger Agreement;

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matters expressly set forth in the disclosure schedule that the Company delivered to Parent in connection with the execution of the Merger Agreement to the extent that such effects referred to therein would, on their face, reasonably be expected to have a Company Material Adverse Effect.

Conduct of Business Prior to Closing
The Company has agreed in the Merger Agreement that during the period from the date of the Merger Agreement through the earlier of the Acceptance Time or the date of termination of the Merger Agreement, except (i) to the extent Parent will otherwise consent in writing (which consent will not be unreasonably withheld, conditioned or delayed), (ii) as set forth in the disclosure schedule that the Company delivered to Parent in connection with the execution of the Merger Agreement, (iii) as contemplated or permitted by the Merger Agreement, (iv) as may be necessary or appropriate to carry out the transactions contemplated by the Merger Agreement, or (v) as required by the rules or regulations of NASDAQ, the Company will not and will not permit its subsidiaries to do any of the following, subject to certain specified ordinary course exceptions:
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amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

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declare, set aside or pay any dividends on, or make other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company, or any of its subsidiaries, other than dividends or distributions by a wholly owned subsidiary of the Company to its parent and distributions resulting from the vesting or exercise of any Company common stock options or restricted stock awards;

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split, combine or reclassify any capital stock of the Company or any of its subsidiaries,

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issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its subsidiaries, except for issuances upon the exercise of Company common stock options or the conversion of Company Series A Preferred Stock as of the date of the Merger Agreement;

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purchase, redeem or otherwise acquire any Company securities;

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enter into any amendment or other modification to the terms of any indebtedness for borrowed money;

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issue, deliver, sell, grant, pledge transfer, subject to any lien or dispose of any Company securities;

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adopt a plan or agreement of, or resolutions authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

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grant, pay or award, or commit to grant, pay or award, any bonuses or incentive compensation (including equity-based awards and compensation) to any employee or independent contractor;

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increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to the Company’s current or former directors or executive officers;

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hire, terminate the employment of, or promote any employee;

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establish, adopt, enter into, amend in any material respect or terminate any material Company benefit plan;

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take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company benefit plan;

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acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part;

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make or authorize any capital expenditures in excess of  $300,000, other than as set forth in the Company’s capital budget;

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except in the ordinary course of business consistent with past practice, (A) amend or modify in any material respect, or waive any material rights under or voluntarily terminate, any material contract, (B) enter into any contract which if entered into prior to the date of the Merger Agreement would have been a material contract, or (C) amend or modify the Financial Advisor Agreement;

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sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any Company intellectual property assets, material assets or material properties;

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change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the documents required to be filed by the Company with the SEC since January 1, 2015;

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incur or assume any long-term or short-term indebtedness;

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assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person;

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waive any non-competition, non-solicitation or other restrictive covenants applicable to the Company employees;

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settle, release, waive or compromise any legal proceeding or other claim;

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adopt or implement any stockholder rights plan or similar arrangement;

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revoke or amend any material tax election relating solely to a member of the Company or any of its subsidiaries, make a material tax election relating solely to a member of the Company or any of its subsidiaries that is inconsistent with past practice, amend any material position on a tax Return of any member of the Company or any of its subsidiaries, enter into any closing agreement with any tax authority in respect of taxes of any member of the Company or any of its subsidiaries, or settle any claim or assessment relating to taxes of any member of the Company or any of its subsidiaries; or

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agree or commit to take any of the foregoing actions.

No Solicitation of Other Offers
Under the Merger Agreement, the Company has agreed that, except as expressly permitted by the Merger Agreement, it will not, and will cause each of its subsidiaries and the officers and directors of the Company and its subsidiaries, not to and will instruct, and use commercially reasonable efforts, to cause its representatives not to:
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solicit, initiate, endorse, knowingly encourage, or knowingly facilitate, the submission or announcement of any acquisition proposal or acquisition inquiry or any proposals or inquiries that constitute, or would reasonably be expected to lead to, an acquisition proposal;

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furnish any information regarding the Company to any person in connection with, or in response to, an acquisition proposal or acquisition inquiry;

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engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry; or

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approve, recommend or enter into, any letter of intent or similar document, agreement or commitment, or agreement in principle with respect to an acquisition proposal (other than any confidentiality agreement contemplated by the obligations summarized in this section under the caption “No Solicitation of Other Offers”).

Notwithstanding anything to the contrary contained in the Merger Agreement, the Company may (i) provide information requested by a person who has made an unsolicited bona fide written acquisition proposal and (ii) engage in discussions and negotiations with such person, if and only to the extent that, prior to taking any action described in (i) and (ii) above, the Company Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that based on the information then available to the Company Board, such acquisition proposal either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal.
In addition, in order to provide information to any person making an unsolicited bona fide acquisition proposal, such person must execute a confidentiality agreement on terms not more favorable to such person than those contained in the confidentiality agreement the Company entered into with Parent’s indirect wholly owned subsidiary Fintrax Group on November 10, 2016, as amended on September 14, 2017, and on terms that will not prohibit the Company from complying with the terms of the Merger Agreement. If the Company provides any information to such person not previously provided to Parent, a copy of such information must be delivered prior to or concurrently with delivery to such person. The Company has agreed to promptly (and in no event later than 24 hours after receipt of such acquisition proposal or acquisition inquiry) notify Parent in writing of such acquisition proposal or acquisition inquiry (which notification will include the identity of the person making or submitting such acquisition proposal or acquisition inquiry and the material terms and conditions thereof), and will thereafter keep Parent reasonably informed of any material change to the terms of the acquisition proposal or acquisition inquiry.
The Company will, and will ensure that its representatives, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with any person relating to any acquisition proposal or acquisition inquiry. The Company also agreed that (i) to the extent it has not previously done so, it will promptly request each third party that has executed a confidentiality agreement prior to the date of the Merger Agreement in connection with such person’s consideration of a transaction involving, or the acquisition of, the Company or any of its subsidiaries (or any portion thereof) to return or destroy all confidential information heretofore furnished to such Person or its representatives by or on behalf of the Company or any of its subsidiaries, (ii) the Company and its subsidiaries shall not release any third party from, or terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality or standstill provision in any agreement to which the Company or any of its subsidiaries is a party, unless the Company Board has determined in good faith after consultation with outside legal counsel that the failure to take such action would reasonably constitute a breach of the fiduciary duties of the Company Board, and (iii) the Company shall, and shall cause its subsidiaries to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.
The Merger Agreement defines an “acquisition proposal” as any proposal or offer relating to (i) the acquisition of 15% or more of any class of the equity interests in the Company (by vote or by value) by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, 15% or more of the net revenues, net income or assets of the Company and each of its subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 15% or more of the net revenues, net income or assets of the Company and each of its subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 15% or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 15% or more of such outstanding shares or securities) or (v) any combination of the foregoing.
The Merger Agreement defines a “superior proposal” as a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to 80%) received after the date of the Merger Agreement that was not solicited or negotiated in breach of the obligations summarized above under the caption “No Solicitation of Other Offers,” that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal and the Merger Agreement that the Company Board (or a committee thereof) deems relevant (in each case taking into account any revisions to the Merger Agreement made in writing by Parent prior to the time of determination pursuant to the terms of the Merger Agreement), including financing, regulatory approvals, identity of the person or group making the acquisition proposal, breakup fee provisions, would, if consummated, result in a transaction that (i) is more favorable to the holders of the Shares from a financial point of view than the transactions contemplated by the Merger Agreement and (ii) is reasonably likely to be consummated in accordance with its terms.
In addition to the rights described above, the Company may terminate the Merger Agreement, pay a termination fee and enter into a definitive agreement with respect to a superior proposal under certain circumstances. See “Ability to Change Board Recommendation/Termination in Connection with a superior proposal.”
Ability to Change Board Recommendation/Termination in Connection with a superior proposal
•
After careful consideration, the Company Board unanimously (a) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger

Agreement, are advisable and in the best interests of the Company and the Company’s stockholders; (b) elected that the Merger Agreement and the Merger contemplated thereby be expressly governed by and effected under Section 251(h) of the DGCL, and that the Merger be consummated as soon as practicable following the consummation of the Offer; (c) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL; and (d) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
The Merger Agreement provides that neither the Company Board, nor any committee thereof, will:
•
withdraw, modify, amend or qualify, in a manner adverse to Parent and Purchaser, the Company Board’s recommendation;

•
approve, recommend or otherwise declare advisable any acquisition proposal;

•
fail to include the Company Board’s recommendation in the Schedule 14D-9;

•
if any acquisition proposal (other than an acquisition proposal in the circumstances described in the bullet below) has been made public, fail to reaffirm the Company Board’s recommendation within five Business Days of Parent’s request;

•
fail to recommend against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act within ten Business Days after the commencement of such tender offer or exchange offer;

•
publicly propose or publicly announce an intention to take any of the foregoing (any action or omission described in this bullet or the first bullet above being referred to as a “Change of Recommendation”); or

•
cause the Company to enter into any letter of intent, memorandum of understanding, agreement in principle or contract (other than a confidentiality agreement entered into in compliance with the terms of the Merger Agreement) contemplating an acquisition proposal (any such contract, an “Alternative Acquisition Agreement”).

However, at any time prior to the Acceptance Time, the Company Board may, under specified circumstances, make a Change of Recommendation if the Company Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that:
•
in light of such acquisition proposal, a failure to make a Change in Recommendation and/or to cause the Company to terminate the Merger Agreement pursuant to the terms of the Merger Agreement to enter into an Alternative Acquisition Agreement concerning such acquisition proposal would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable law; and

•
if such action relates to any acquisition proposal, that such acquisition proposal would, if the Merger Agreement or the Offer were not amended or an alternative transaction with Parent were not entered into, constitute a superior proposal.

However, the Company Board may make a Change of Recommendation as described above only if the Company provides Parent with at least five Business Days’ notice of its intention to take such action and specifying in reasonable detail the reasons for doing so, including in the case of any acquisition proposal the name of the person making the acquisition proposal and the material terms and conditions of any proposals or offers, provided that, prior to taking such action:
•
the Company and its advisors negotiate with Parent (to the extent Parent desires to negotiate) in good faith during such notice period; and

•
following the expiration of such notice period, the Company Board will have determined in good faith, after consultation with its outside legal counsel and its financial advisor, and after taking into account any amendments to the Merger Agreement and the Offer that Parent and Purchaser have irrevocably agreed in writing to make as a result of the negotiations contemplated in the bullet above, that (1) such acquisition proposal constitutes a superior proposal, and (2) the failure to make a Change in Recommendation and/or terminate the Merger Agreement pursuant to the terms of the Merger Agreement to enter into such Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable laws.
Any material amendment to the financial or other material terms of any superior proposal made to the Company will be deemed a new acquisition proposal that will require giving of new notice to Parent and the commencement of a new two Business Day notice period, during which the Company must again comply with the requirements summarized above. In addition, if the Company Board decides to terminate the Merger Agreement with Parent following receipt of a superior proposal upon the terms summarized above, the Company must pay the applicable termination fee as described in further detail below under the caption “Termination Fee.”
Agreements to Use Reasonable Best Efforts
Subject to the terms and conditions set forth in the Merger Agreement, each of the Company, Parent, and Purchaser have agreed to use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the Merger Agreement. In furtherance of the foregoing, the Company and Parent agreed to:
•
as promptly as practicable, and in any event no later than November 17, 2017, make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the HSR Act, the Exchange Act and other applicable Laws with respect to the Offer and the Merger;

•
promptly provide all information requested by any governmental entity in connection with the Offer, the Merger and the transactions contemplated by the Merger Agreement; and

•
use their reasonable best efforts to promptly take actions and steps necessary to obtain any clearance or approval required to be obtained from any governmental entity in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires the Company and Parent to use their commercially reasonable efforts to obtain all consents, registrations, approvals, permits and authorizations necessary from any third party or any governmental entity in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement and to use their reasonable best efforts to take all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the Merger Agreement.
Nothing in the Merger Agreement requires the Company or Parent, or permits the Company to take or consent to any action that would be reasonably likely to result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole.
Subject to reasonable limitations limiting access to outside counsel, each of the Company and Parent also agreed to keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement, including:
•
giving the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the Offer or the Merger or any of the other transactions contemplated by the Merger Agreement;

•
keeping the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and

•
promptly informing the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other governmental entity regarding the Offer or the Merger.

In addition, subject to reasonable limitations limiting access to outside counsel, each of the Company and Parent have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or written materials submitted to or other communication with any governmental entity in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement.
Subject to the terms of the Merger Agreement, in the event that any litigation or other administrative or judicial action or legal proceeding is commenced challenging the Offer or the Merger or any of the other transactions contemplated by the Merger Agreement and such litigation, action or legal proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement, each of the Company, Parent and Purchaser agreed to cooperate with each other and use its respective reasonable best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement.
Financing Cooperation
If requested by Parent, the Company has agreed to provide reasonable and customary cooperation with Parent in connection with any third-party debt financing undertaken by Parent or its affiliates in connection with the transactions contemplated by the Merger Agreement; provided, however, that the condition to the consummation of the Offer requiring the Company not to have failed to perform its obligations under the Merger Agreement in all material respects will be deemed satisfied as it applies to the Company’s obligations under the financing cooperation covenant in the Merger Agreement, unless the Company has knowingly and willfully materially breached its obligations under this financing cooperation covenant, and such breach has been the primary and direct cause of Parent’s financing not being obtained.
The Offer and the Merger are not subject to a financing condition, as described above.
Parent has agreed to reimburse the Company for all reasonable and documented out-of-pocket fees and expenses of the Company and its subsidiaries and all reasonable and documented fees and expenses of the Company’s advisors, counsel and accountants incurred in connection with the Company’s cooperation in connection with the financing, and to indemnify and hold harmless the Company, its subsidiaries and its affiliates against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, tax, cost, expense or settlement payment incurred as a result of such cooperation.
Fees and Expenses
Except as described above under “Financing Cooperation” and the fees for making the HSR filing, which shall be borne by Parent, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Offer, the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense.
Indemnification and Insurance
The Merger Agreement provides that all existing rights to indemnification that the present and former directors and officers of the Company and its subsidiaries are entitled to that are contained in the organizational documents of the Company or any of its subsidiaries as in effect as of October 26, 2017, or as provided in any indemnification agreements between the Company and any such person as in effect as of October 26, 2017, will survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by Delaware law.
Prior to the effective time of the Merger, Parent or the surviving corporation shall be required to purchase a tail policy to the Company’s current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the Merger. Such policy will cover claims arising from facts or events that occurred on or before the effective time of the Merger and will contain the current level and scope of coverage to the indemnified parties as the coverage currently provided by the Company’s current directors’ and officers’ liability insurance policies. The cost of such tail policy will not exceed 300% of the aggregate annual premium currently paid by the Company for such insurance.
Employee Benefits
For a period not less than twelve months following the closing date, or if later, until December 31, 2018, Parent will cause the surviving corporation and its subsidiaries to provide to each employee of the Company and each of its subsidiaries who continues employment with Parent or the surviving corporation following the effective time of the Merger with (i) salary or base pay and target bonus, and commission opportunities that, in the aggregate, are no less favorable than as provided to each such continuing employee immediately prior to the effective time of the Merger and (ii) other compensation and benefits (excluding defined benefit plan benefits, equity and equity-based compensation) that, in the aggregate, are no less favorable than as provided to each such continuing employee immediately prior to the effective time of the Merger.
Parent will ensure that, as of the effective time of the Merger, full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) is given to continuing employees for service with the Company and each of its subsidiaries (or predecessor employers to the extent the Company provides past service credit) under comparable employee benefit plans, programs and policies of Parent or the surviving corporation, as applicable, in which such continuing employees become participants, other than with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. Additionally, as of the effective time of the Merger, Parent will, or will cause the surviving corporation to, credit continuing employees the amount of vacation time that such employees had accrued under any Company benefit plan as of the effective time of the Merger. Parent has also agreed that it will waive any eligibility waiting periods, evidence of insurability requirements or application of pre-existing condition limitations under Parent’s or the surviving corporation’s health and welfare plans and will give each continuing employee credit under such plans for all amounts paid by such continuing employee under any similar Company benefit plan for the plan year in which the Merger occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums. Also, Parent will cause the surviving corporation to assume and honor, in accordance with their terms, (including terms relating to the amendment or termination of such plans, agreements and arrangements), all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change-in-control provisions therein) applicable to Company employees and in effect immediately prior to the effective time of the Merger.
If directed by Parent in writing at least ten business days prior to the Acceptance Time, the Company will also terminate any and all 401(k) plans effective not later than the business day immediately preceding the Acceptance Time.
Other Covenants
The Merger Agreement contains additional agreements between the Company and Parent relating to, among other things:
•
Parent’s reasonable access to the Company’s employees, properties, books, contracts and records between the date of the Merger Agreement and the effective time of the Merger (subject to applicable legal obligations and restrictions);

•
press releases and other public announcements relating to the Offer, the Merger and the transactions contemplated by the Merger Agreement; and

•
control of stockholder litigation.

Conditions to the Merger
Conditions to Each Party’s Obligations. Each party’s obligation to effect the Merger is subject to the satisfaction or waiver at or prior to the effective time of the Merger of the following conditions:

•
Purchaser will have accepted for payment all Shares validly tendered pursuant to the Offer and not withdrawn; and

•
no governmental entity will have instituted any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Acceptance Time of the Merger by mutual written agreement of the Company and Parent.
The Merger Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Acceptance Time of the Merger by either the Company or Parent upon written notice to the other if:
•
the Acceptance Time has not occurred on or before April 30, 2018 (the “End Date”);

•
any law, ruling or order is enacted that makes the acceptance for payment of, or the payment for Shares tendered pursuant to the Offer or the Merger illegal or that prohibits the consummation of the Offer or the Merger; or

•
the Offer expires as a result of the non-satisfaction of one or more conditions to the Offer (subject to the terms of the Merger Agreement), or is terminated or withdrawn prior to the Acceptance Time (to the extent permitted under the terms of the Merger Agreement), without Purchaser having accepted for payment any Shares tendered pursuant to the Offer;

however, a party may not terminate the Merger Agreement pursuant to the above provisions if such party has breached in any material respect its obligations under the Merger Agreement in any manner that primarily contributed to the occurrence of the failure of such condition to the consummation of the Offer or the Merger.
The Merger Agreement may be terminated by the Company upon prior written notice to Parent at any time prior to the Acceptance Time, in which case, the Offer and the Merger shall be abandoned if:
•
the Company Board causes the Company to enter into an Alternative Acquisition Agreement in order to accept a superior proposal, provided that, at such time, the Company has complied in all material respects with the obligations summarized in “No Solicitation of Other Offers” with respect to such superior proposal and the Company pays Parent the required Termination Fee prior to or concurrently with the termination;

•
prior to the Acceptance Time, Parent or Purchaser has breached or failed to perform in any material respect its representations, warranties, covenants or agreements under the Merger Agreement, if such breach or failure has had or would reasonably be expected to prevent Parent or Purchaser from consummating the Offer, the Merger or any other transactions contemplated by the Merger Agreement and such breach or failure is not curable or not cured within 20 business days of the date that the Company gives notice of such breach to Parent; or

•
Purchaser fails to commence the Offer on or prior to November 22, 2017 or otherwise fails to consummate the Offer in accordance with the Merger Agreement.

The Merger Agreement may be terminated and the Offer and the Merger may be abandoned by Parent, if:
•
the Company Board makes a Change of Recommendation; or

•
prior to the Acceptance Time, the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements under the Merger Agreement, such that certain Offer conditions are not satisfied and such breach or condition is not curable or not cured within 20 business days of the date that Parent gives notice of such breach to the Company.

Termination Fee
If the Merger Agreement is terminated and the Offer and the Merger are abandoned by the Company or by Parent or Purchaser under the situations described in further detail below, the Company may be required to pay a Termination Fee to Parent.
The Company must pay the Termination Fee to Parent if:
•
the Company or Parent terminates the Merger Agreement because the Offer expires as a result of the non-satisfaction of one or more Offer conditions or is terminated or withdrawn prior to the Acceptance Time, without Purchaser having accepted the Shares for payment, and at the time of such termination:

•
an acquisition proposal has been publicly announced; and

•
within 12 months after termination of the Merger Agreement, the Company or any of its subsidiaries enters into an agreement or consummates a transaction involving an acquisition proposal (in the case of a sale of equity securities or assets, for 50% or more of any class of equity securities of the Company or those of any of its subsidiaries, or the acquisition, purchase or disposition of the business or 50% or more of the net revenues, net income or assets of the Company and its subsidiaries outside the ordinary course of business), in each case whether or not such acquisition proposal is the same as the original acquisition proposal referenced above;

•
Parent terminates the Merger Agreement because the Company has breached its representations, warranties, covenants or agreements under the Merger Agreement such that certain Offer conditions are not satisfied and:

•
an acquisition proposal has been publicly disclosed; and

•
within 12 months after termination of the Merger Agreement the Company or any of its subsidiaries enters into an agreement or consummates a transaction involving an acquisition proposal (in the case of a sale of equity securities or assets, for 50% or more of any class of equity securities of the Company or those of any of its subsidiaries, or the acquisition, purchase or disposition of the business or 50% or more of the net revenues, net income or assets of the Company and its subsidiaries outside the ordinary course of business), in each case whether or not such acquisition proposal is the same as the original acquisition proposal referenced above;

•
the Company terminates the Merger Agreement in order to accept a superior proposal and enter into an Alternative Acquisition Agreement related to such superior proposal after complying with the obligations summarized in “No Solicitation of Other Offers” and “Ability to Change Board Recommendation/Termination in Connection with a superior proposal”; or

•
Parent terminates the Merger Agreement because:

•
the Company Board makes a Change of Recommendation.

(any termination contemplated in the items above by Parent or the Company, a “Termination Fee Trigger”).
For purposes of the Merger Agreement, “Termination Fee” shall mean $7,712,711.
The Merger Agreement provides that in no event will the Company be required to pay the Termination Fee on more than one occasion. The Merger Agreement also provides that if the Company fails to promptly pay the Termination Fee to Parent, and Parent or Purchaser commences a suit in order to obtain such payment, which suit results in a judgment against the Company for the Termination Fee (or a portion thereof), the Company must pay Parent its reasonable and documented costs and expenses (including reasonable and documented attorney’s fees) in connection with such suit, together with any applicable interest on the amount of the fee.

Parent Guarantee
Parent shall cause Purchaser (and following the Effective Time, the surviving corporation) to comply in all respects with its representations, warranties, covenants and other obligations under the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger. Parent has agreed to unconditionally guarantee the full performance and payment by Purchaser of each of its obligations under the Merger Agreement, subject to the terms and conditions of the Merger Agreement.
Specific Performance
Each of the parties is entitled to specific performance to enforce performance of any covenant or obligation under the Merger Agreement or injunctive relief to prevent any breach thereof.
Amendment, Extension and Waiver
The parties may amend the Merger Agreement by executed written agreement at any time; provided that certain provisions may not be amended in a manner adverse to Parent’s third-party financing sources without the financing sources’ prior written consent.
At any time before the effective time of the Merger, each of the parties to the Merger Agreement may extend the time for performance or waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by applicable law.
Summary of the Support Agreements
On October 26, 2017, certain stockholders of the Company affiliated with Planet Payment, Inc. entered into Support Agreements with Purchaser and Parent, pursuant to which, among other things, each such stockholder agreed to validly tender (and deliver any certificates evidencing) Shares, or cause its Shares to be validly tendered, into the Offer promptly following, and in any event no later than the third business day following, the commencement of the Offer. An aggregate of 29% of the outstanding shares of Company Common Stock on a fully diluted basis, including holders of the Company Series A Preferred Stock representing approximately 92% of the total outstanding shares of Company Series A Preferred Stock, are subject to the Support Agreements. The Support Agreements provide, among other things, that the Tendering Stockholders will validly tender all of their Shares in the Offer. The Support Agreements with holders of Company Series A Preferred Stock representing approximately 92% of all outstanding Company Series A Preferred Stock provide that such holders will deliver a written consent to the Company converting all outstanding shares of Company Series A Preferred Stock to shares of Company Common Stock pursuant to the terms of the Restated Certificate of Incorporation of the Company, such conversion to be effective immediately prior to the consummation of the Offer, which consent was delivered by such holders to the Company on October 26, 2017. The foregoing summary is qualified in its entirety by reference to the complete text of the Support Agreements, which are filed as Exhibit (d)(2), Exhibit (d)(3), Exhibit (d)(4), Exhibit (d)(5), Exhibit (d)(6), Exhibit (d)(7), Exhibit (d)(8) and Exhibit (d)(9) to the Tender Offer Statement on Schedule TO filed by Parent with the SEC on November 13, 2017 and are incorporated herein by reference.
Summary of the Confidentiality Agreement
On November 10, 2016, the Company and Fintrax Group, a wholly owned subsidiary of Parent (“Fintrax”), entered into a confidentiality agreement (as amended on September 14, 2017, the “Confidentiality Agreement”), pursuant to which, subject to certain exceptions, Fintrax agreed to keep confidential certain non-public information relating to the Company in connection with a possible transaction with the Company. Fintrax also agreed under the Confidentiality Agreement not to solicit for hire any Company employee for a period of time ending September 12, 2019. In addition, Fintrax agreed, subject to certain exceptions, to a standstill provision pursuant to which Fintrax agreed not to take certain acquisition-related actions for one year after the date of the Confidentiality Agreement. The foregoing summary is qualified in its entirety by reference to the complete text of the Confidentiality Agreement, which is filed as Exhibit (d)(3) to the Tender Offer Statement on Schedule TO filed by Parent with the SEC on November 13, 2017 and is incorporated herein by reference.

12.
Source and Amount of Funds

Parent and Purchaser estimate that Purchaser will need up to approximately $278 million to purchase all of the Shares pursuant to the Offer and the Merger Agreement, to consummate the Merger (including payments for options, restricted stock awards and any other payments referred to in the Merger Agreement) pursuant to the Merger Agreement and to pay related fees and expenses, which Parent plans to finance through a combination of the Debt Financing Proceeds (defined below), which will be available to Parent on a certain funds basis on the Closing Date, and cash, cash equivalents and marketable securities of, and capital contributions from related parties received by, Parent. We do not believe that our financial condition is relevant to your decision whether to tender your Shares and accept the Offer because:
•
cash is the only consideration that we are paying to the holders of the Shares in connection with the Offer;

•
the Offer is not subject to any financing condition;

•
we are offering to purchase all of the outstanding Shares in the Offer;

•
if the Offer is consummated, Purchaser will acquire all remaining Shares for the same cash price in the Merger; and

•
Parent has secured fully committed debt financing on the terms set forth in the Debt Commitment Letter, pursuant to which the lenders have agreed to provide Parent’s direct wholly owned subsidiary, which is the direct parent of Purchaser, with a €96,600,000 senior term loan B facility, the proceeds (“Debt Financing Proceeds”) of which will be available to Parent on a certain funds basis on the Closing Date. The Debt Financing Proceeds, together with cash, cash equivalents and marketable securities of, and capital contributions from related parties received by, Parent will be sufficient to finance the Offer and the Merger, and as is indicated above, there is no financing condition to the Offer.

13.
Conditions to the Offer

Notwithstanding any other provisions of the Merger Agreement or the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any tendered Shares if at any time on or after the date of the commencement of the Offer and prior to the expiration time of the Offer, any of the following events shall occur and be continuing at the then-scheduled expiration time of the Offer:
•
the Minimum Tender Condition shall not have been satisfied;

•
the HSR Condition shall not have been satisfied;

•
(a) the representations and warranties of the Company regarding capital structure shall not be true and correct in all respects (other than in de minimis respects), (b) the representations and warranties of the Company regarding corporate authority, good standing and brokers (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification) shall not be true and correct in all material respects and (c) the representations and warranties of the Company contained in the Merger Agreement other than those specified in the foregoing clauses (a) and (b) (disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification), shall not be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect, in the case of each of clauses (a), (b) and (c), as of the date of the Merger Agreement and as of the Expiration Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date);

•
the Company shall not have performed in all material respects all obligations required to be performed by it under the Merger Agreement (subject to qualifications relating to its financing cooperation obligations);

•
Parent shall not have received at the Acceptance Time a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions described in the immediately preceding two bullets have been satisfied;

•
since the date of the Merger Agreement, there shall have occurred and be continuing any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;

•
a court or other federal, state, local, multinational or foreign governmental, administrative or regulatory (including stock exchange) authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (“Governmental Entity”) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Offer or the other transactions contemplated by the Merger Agreement or imposes a burdensome restraint;

•
a Governmental Entity shall have instituted any litigation or other administrative or judicial action or Legal Proceeding (which remains pending at what would otherwise be the Acceptance Time) before any United States court or other governmental entity of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement; or

•
the Merger Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived (to the extent permitted by the Merger Agreement and applicable law) by Parent or Purchaser in whole or in part at any time and from time to time in their sole discretion (except for the Minimum Tender Condition), in each case, subject to the terms of the Merger Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.
Parent acknowledges that (i) any waiver of a condition may require the extension of the Offer and recirculation of new disclosure to the Company’s shareholders, (ii) in the event that a condition is triggered by events occurring prior to the expiration time of the Offer, subject to any good faith delay in determining the underlying facts (including whether or not Parent expects that the failure of a condition to be satisfied due to such events may reasonably be expected to be cured prior to the expiration time of the Offer), Parent shall inform the Company’s shareholders how it intends to proceed promptly, rather than waiting until the expiration time of the Offer, unless the condition is one where satisfaction of the condition may be determined only upon expiration of the Offer or Parent makes a good faith determination that the failure of a condition to be satisfied may reasonably be expected to be cured prior to the expiration time of the Offer, (iii) in the event that Parent accepts Shares for payment in the Offer and certain conditions to the Offer have not been satisfied at that time, such conditions will be deemed to have been waived, (iv) Parent shall not, and the terms of the Offer shall not give it the right to, arbitrarily delay enforcement of a known failed condition that is incapable of being satisfied by the expiration of the Offer, such that its Offer would be effectively illusory and (v) in the event that a condition is triggered and Parent makes a definitive determination not to invoke such condition in connection with the Offer, Parent shall publicly announce such determination and waive such condition.
14.
Dividends and Distributions

The Merger Agreement provides that, subject to certain exceptions, neither the Company nor its subsidiaries will, between the date of the Merger Agreement and the Acceptance Time, declare, accrue, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by the Company’s subsidiaries to the Company). See Section 11 — “Purpose of the Offer and Plans for the Company; Summary of the Merger Agreement and Certain Other Agreements — Summary of the Merger Agreement — Covenants.”

15.
Certain Legal Matters

General.   Except as otherwise set forth in this Offer to Purchase, based on Parent’s and Purchaser’s review of publicly available filings by the Company with the SEC and other information regarding the Company, Parent and Purchaser are not aware of any licenses or other regulatory permits that appear to be material to the business of the Company and that might be adversely affected by the acquisition of Shares by Purchaser or Parent pursuant to the Offer or of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required for the acquisition or ownership of Shares by Purchaser or Parent pursuant to the Offer. In addition, except as set forth below, Parent and Purchaser are not aware of any filings, approvals or other actions by or with any Governmental Entity or administrative or regulatory agency that would be required for Parent’s and Purchaser’s acquisition or ownership of the Shares. Should any such approval or other action be required, Parent and Purchaser currently expect that such approval or action, except as described below under “State Takeover laws,” would be sought or taken. There can be no assurance that any such approval or action, if needed, would be obtained or, if obtained, that it will be obtained without substantial conditions; and there can be no assurance that, in the event that such approvals were not obtained or such other actions were not taken, adverse consequences might not result to the Company’s business or that certain parts of the Company’s business might not have to be disposed of or held separate. In such an event, Purchaser may not be required to purchase any Shares in the Offer. See Section 13 — “Conditions to the Offer.”
Antitrust.   Under the HSR Act, and the rules and regulations promulgated thereunder by the U.S. Federal Trade Commission (the “FTC”), certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the FTC and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. These requirements apply to Parent by virtue of Purchaser’s acquisition of Shares in the Offer (and the Merger).
Under the HSR Act, the purchase of Shares in the Offer may not be completed until the expiration of a 15-calendar-day waiting period following the filing of certain required information and documentary material concerning the Offer (and the Merger) with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. This period will begin when Parent files such Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division in connection with the purchase of Shares in the Offer and the Merger. Under the HSR Act, the required waiting period will expire at 11:59 p.m., New York City time on the 15th calendar day after the filing by Parent, unless earlier terminated by the FTC and the Antitrust Division or Parent receives a request for additional information or documentary material (“Second Request”) from either the FTC or the Antitrust Division prior to that time. If a Second Request is issued, the waiting period with respect to the Offer (and the Merger) would be extended for an additional period of ten calendar days following the date of Parent’s substantial compliance with that request. If either the 15-day or ten-day waiting period expires on a Saturday, Sunday or federal holiday, then the period is extended until 11:59 p.m. of the next day that is not a Saturday, Sunday or federal holiday. Only one extension of the waiting period pursuant to a Second Request is authorized by the HSR Act rules. After that time, the waiting period could be extended only by court order or with Parent’s consent. The FTC or the Antitrust Division may terminate the additional ten-day waiting period before its expiration. Complying with a Second Request can take a significant period of time. Although the Company is also required to file certain information and documentary material with the FTC and the Antitrust Division in connection with the Offer, neither the Company’s failure to make its filing nor comply with its own Second Request in a timely manner will extend the waiting period with respect to the purchase of Shares in the Offer (and the Merger).
The FTC and the Antitrust Division frequently scrutinize the legality under the U.S. antitrust laws of transactions, such as Purchaser’s acquisition of the Shares in the Offer and the Merger. At any time before or after Purchaser’s purchase of Shares in the Offer and the Merger, the FTC or the Antitrust Division could take any action under the antitrust laws that it either considers necessary or desirable in the public interest, including seeking (1) to enjoin the purchase of Shares in the Offer and the Merger, (2) the divestiture of Shares purchased in the Offer and Merger or (3) the divestiture of substantial assets of Parent, the Company or any of their respective subsidiaries or affiliates. Private parties, as well as state attorneys general, also may bring legal actions under the antitrust laws under certain circumstances. See Section 13 — “Conditions to the Offer.”

Parent and the Company also conduct business outside of the United States. However, based on a review of the information currently available relating to the countries and businesses in which Parent and its affiliates and the Company are engaged, Parent and Purchaser believe that no mandatory antitrust premerger notification filing is required outside the United States.
Based upon an examination of publicly available and other information relating to the businesses in which the Company is engaged, Parent and Purchaser believe that the acquisition of Shares in the Offer and the Merger should not violate applicable antitrust laws. Nevertheless, Parent and Purchaser cannot be certain that a challenge to the Offer and the Merger on antitrust grounds will not be made, or, if such challenge is made, what the result will be. See Section 13 — “Conditions to the Offer.”
Stockholder Approval.   The Company has represented in the Merger Agreement that the execution, delivery and performance of the Merger Agreement by the Company and the consummation by the Company of the Offer and the Merger have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Merger Agreement or to consummate the Offer and the Merger. As described below, a vote of holders of Shares to adopt the Merger Agreement is not required in the event the Merger is consummated pursuant to Section 251(h) of the DGCL, which provides that, if a corporation owns more than 50% of the outstanding shares of each class and series of stock of a subsidiary corporation following the consummation of a tender offer, and subject to certain other conditions and limitations, the corporation holding such stock may merge such subsidiary into itself, or itself into such subsidiary, without any action or vote on the part of the stockholders of such other corporation. According to the Company’s Restated Certificate of Incorporation, the Shares are the only securities of the Company that entitle the holders thereof to voting rights. If, following the purchase of Shares by Purchaser pursuant to the Offer, Purchaser and its affiliates own more than a majority of the outstanding Shares, Purchaser and Parent will be able to complete the Merger without any vote on the adoption of the Merger Agreement by the holders of Shares.
State Takeover laws.   A number of states (including Delaware, where the Company is incorporated) have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in those states or which have substantial assets, stockholders, principal executive offices or principal places of business therein.
As a Delaware corporation, the Company is subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 would prevent an “interested stockholder” (generally defined as a person beneficially owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares of outstanding stock held by directors who are also officers and by employee stock plans that do not allow plan participants to determine confidentially whether to tender shares), or (iii) following the transaction in which such person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Article Ninth, Section A of the Charter requires the Company’s stockholders representing at least 66 2/3% of the outstanding shares to approve any “business transaction” (as defined therein) with any “interested person” (as defined therein) unless a majority of the Board approves such business transaction prior to such interested person becoming an interested person.
The Company has represented to us in the Merger Agreement that the Company has, in accordance with the provisions of Section 203 and its Charter, taken all action necessary to exempt the Offer, the Merger, the Merger Agreement, the Support Agreements and the transactions contemplated thereby from Section 203 of the DGCL, and that accordingly, neither such section nor any other antitakeover or similar statute or regulation applies to any such transactions. Purchaser has not attempted to comply with any other state takeover statutes in connection with the Offer or the Merger. Purchaser reserves the right to challenge the validity or applicability of any state law allegedly applicable to the Offer, the Merger, the Merger Agreement or the transactions contemplated thereby, and nothing in this Offer to Purchase or any action taken in connection herewith is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the Offer or the Merger, and it is not determined by an appropriate court that such statute or statutes do not apply or are invalid as applied to the Offer, the Merger or the Merger Agreement, as applicable, Purchaser may be required to file certain documents with, or receive approvals from, the relevant state authorities, and Purchaser might be unable to accept for payment or purchase Shares tendered pursuant to the Offer or be delayed in continuing or consummating the Offer. In such case, Purchaser may not be obligated to accept for purchase, or pay for, any Shares tendered. See Section 13 — “Conditions to the Offer.”
Appraisal Rights.   No appraisal rights are available in connection with the Offer. However, under the DGCL, stockholders who do not tender in the Offer will have the right, by fully complying with the applicable provisions of Section 262 of the DGCL, to dissent with respect to the Merger and to receive payment in cash for the “fair value” of their Shares after the Merger is completed. The term “fair value” means the value of the Shares immediately before the effective time of the Merger and may be less than, equal to or greater than the Offer Price.
As described more fully in the Schedule 14D-9, in order to exercise appraisal rights under Section 262 of the DGCL, a stockholder must do all of the following:
•
within the later of the consummation of the Offer and December 3, 2017, which is 20 days after the mailing of the Schedule 14D-9 (which date of mailing is November 13, 2017), deliver to the Company a written demand for appraisal of Shares held, which demand must reasonably inform the Company of the identity of the stockholder and that the stockholder is demanding appraisal;

•
not tender their Shares in the Offer; and

•
continuously hold of record the Shares from the date on which the written demand for appraisal is made through the effective time of the Merger.

Any holder of Shares who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so, should review the Schedule 14D-9 and Section 262 of the DGCL carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
The foregoing summary of the rights of the Company’s stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of the Company desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex II to the Schedule 14D-9.
If any holder of Shares who demands appraisal under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, its, his or her rights to appraisal as provided in the DGCL, the Shares of such stockholder will be converted into the right to receive the price per Share paid in the Merger. A stockholder may withdraw its, his or her demand for appraisal by delivering to us a written withdrawal of its, his or her demand for appraisal and acceptance of the Merger.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights. We recommend that any Company stockholders wishing to pursue appraisal rights with respect to the Merger consult their legal advisors.
Any merger or other similar business combination with the Company would also have to comply with any applicable U.S. federal law. In particular, unless the Shares were deregistered under the Exchange Act prior to such transaction, if such merger or other business combination were consummated more than one year after termination of the Offer or did not provide for stockholders to receive cash for their Shares in an amount at least equal to the price paid in the Offer, we may be required to comply with Rule 13e-3 under the Exchange Act. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such a transaction be filed with the SEC and distributed to such stockholders prior to consummation of the transaction.
“Going Private” Transactions.   Rule 13e-3 under the Exchange Act is applicable to certain “going private” transactions and may under certain circumstances be applicable to the Merger. However, Rule 13e-3 will be inapplicable if  (a) the Shares are deregistered under the Exchange Act prior to the Merger or another business combination or (b) the Merger or other business combination is consummated within one year after the purchase of the Shares pursuant to the Offer and the amount paid per Share in the Merger or other business combination is at least equal to the amount paid per Share in the Offer. Neither Parent nor Purchaser believes that Rule 13e-3 will be applicable to the Merger.
16.
Fees and Expenses

We have retained Merrill Lynch International (“BofA Merrill Lynch”) to act as our financial advisor in connection with our proposal to acquire the Company. Each of BofA Merrill Lynch, the Depositary and the Information Agent will receive customary compensation, reimbursement for reasonable out-of-pocket expenses, and indemnification against certain liabilities in connection with the Offer, including liabilities under the federal securities laws. As part of the services included in such retention, the Information Agent may contact holders of Shares by personal interview, mail, electronic mail, telephone, telex, telegraph and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders of Shares. In the ordinary course of each of BofA Merrill Lynch’s businesses, it and its affiliates may actively trade or hold securities or loans of Parent and the company for its own account or for the accounts of customers and, accordingly BofA Merrill Lynch or their respective affiliates may at any time hold long or short positions in these securities or loans.
Except as set forth above, we will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will upon request be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding the offering material to their customers.
17.
Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state.
Purchaser and Parent have filed with the SEC the Schedule TO (including exhibits) in accordance with the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. The Schedule TO and any amendments thereto, including exhibits, may be examined and copies may be obtained from the SEC in the manner set forth in Section 8 under “Available Information.”
The Offer does not constitute a solicitation of proxies for any meeting of the Company’s stockholders. Any solicitation that Purchaser or any of its affiliates might seek would be made only pursuant to separate proxy materials complying with the requirements of Section 14(a) of the Exchange Act.
No person has been authorized to give any information or make any representation on behalf of Parent or Purchaser not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

Neither delivery of this Offer to Purchase nor any purchase pursuant to the Offer will, under any circumstances, create any implication that there has been no change in the affairs of Parent, Purchaser, the Company or any of their respective subsidiaries since the date as of which information is furnished or the date of this Offer to Purchase.
FRANKLIN UK BIDCO LIMITED
FINTRAX ACQUISITION SUBSIDIARY, INC.

SCHEDULE A
INFORMATION CONCERNING MEMBERS OF THE BOARDS OF DIRECTORS AND THE EXECUTIVE OFFICERS
Franklin UK Bidco Limited
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Parent are set forth below.
Directors
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Marc Frappier	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current
•
Managing Partner – Head of Eurazeo Capital – EURAZEO SE

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited Director – Franklin UK Bidco Limited

•
Member of the Supervisory Board – Asmodée Holding

•
Vice – Chairman of the Supervisory Board – Elis

•
Chairman of the Board of Directors  – IM Square

•
Chairman of the Supervisory Board  – Novacap Group Holding

•
Manager – Sphynx Sarl (Luxembourg)

•
Permanent Representative of Legendre Holding 36 as Member of the Supervisory Board – Montmartre Asset Management

Past Five Years
•
Member of the Supervisory Board (2009 – 2014) – Apcoa Parking AG (Germany)

•
Vice–Chairman of the Advisory Board (2009 – 2014) – Apcoa Parking Holdings GmbH (Germany)

•
Manager (2010 – 2013) – ECIP Agree Sarl (Luxembourg)

•
Manager (2010 – 2013) – ECIP Elis Sarl (Luxembourg)

•
Director (2013 – 2014) – Holdelis

•
Director (2010 – 2013) – Eurazeo Management Lux (Luxembourg)

•
Member of the Supervisory Board (2011 – 2013) – Foncia Groupe

Schedule A-1

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Vice–Chairman of the Supervisory Board (2012 – 2013) – Foncia Groupe

•
Member of the Supervisory Committee (2011 – 2016) – Foncia Holding

•
Vice–Chairman of the Supervisory Committee (2012 – 2016) – Foncia Holding

•
Director (2012 – 2016) – ManFoncia 1

•
Director (2012 – 2016) – ManFoncia 2

•
Manager (2011 – 2016) – Sphynx 1 Sarl (Luxembourg)

•
Manager (2011 – 2016) – Sphynx 2 Sarl (Luxembourg)

•
Permanent Representative of Eurazeo as member of the Supervisory Board (2007 – 2013) – Rexel

Edouard Guigou	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current and Past Five Years
•
Managing Director – EURAZEO SE

•
Member of the Supervisory Board – Novacap Group Holding

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited (UK)

•
Director – Franklin UK Bidco Limited

Executive Officers (Who Are Not Directors)
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Patrick Waldon	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current and Past Five Years • Chief Executive Officer – Fintrax Group • Director and President – Fintrax US Acquisition Subsidiary, Inc.
Claire Hafner	British	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Chief Financial Officer – Fintrax Group • Director and Treasury/Secretary – Fintrax US Acquisition Subsidiary, Inc. Past Five Years • Chief Financial Officer (2010 – 2016) – Vocalink
Schedule A-2

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Gary Byrne	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • New Markets & Group Strategic Partnerships Director – Fintrax Group Past Five Years • Chief Operating Officer (until 2013) – Tax Free Worldwide
John Duffy	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current and Past Five Years • Research & Development Director – Fintrax Group
Pat Faherty	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Group Sales Director – Fintrax Group Past Five Years • Country Manager for France and Benelux and Marketing Manager – Fintrax Group
Conor Flanagan	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Group Payments Director – Fintrax Group Past Five Years • Chief Financial Officer – Fintrax Group
Carl Larkin	British	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Chief Technology Officer – Fintrax Group Past Five Years • Employee (2014 – 2017) – American Express • Employee (2011 – 2014) – Barclaycard
Michael Larkin	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Group Sales Leadership Director – Fintrax Group Past Five Years • Employee (2006 – 2016) – Bank of Ireland
Saqi Sheikh	British	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Group HR Director – Fintrax Group Past Five Years • Group HR Director (2009 – 2017) – YouGov Plc.
Chris Parkin	British	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current and Past Five Years • Group Operations Director – Fintrax Group
Schedule A-3

Fintrax US Acquisition Subsidiary, Inc.
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Purchaser are set forth below.
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Patrick Waldon	Irish	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current and Past Five Years • Chief Executive Officer – Fintrax Group • Director and President – Fintrax US Acquisition Subsidiary, Inc.
Claire Hafner	British	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255	Current • Chief Financial Officer – Fintrax Group • Director and Treasury/Secretary – Fintrax US Acquisition Subsidiary, Inc. Past Five Years • Chief Financial Officer (2010 – 2016) – Vocalink
Franklin UK Midco Limited
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of UK Midco are set forth below.
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Marc Frappier	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current
•
Managing Partner – Head of Eurazeo Capital – EURAZEO SE

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited

•
Director – Franklin UK Bidco Limited

•
Member of the Supervisory Board – Asmodée Holding

•
Vice–Chairman of the Supervisory Board – Elis

•
Chairman of the Board of Directors – IM Square

•
Chairman of the Supervisory Board – Novacap Group Holding

•
Manager – Sphynx Sarl (Luxembourg)

•
Permanent Representative of Legendre Holding 36 as Member of the Supervisory Board – Montmartre Asset Management

Schedule A-4

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

Past Five Years
•
Member of the Supervisory Board (2009 – 2014) – Apcoa Parking AG (Germany)

•
Vice–Chairman of the Advisory Board (2009 – 2014) – Apcoa Parking Holdings GmbH (Germany)

•
Manager (2010 – 2013) – ECIP Agree Sarl (Luxembourg)

•
Manager (2010 – 2013) – ECIP Elis Sarl (Luxembourg)

•
Director (2013 – 2014) – Holdelis

•
Director (2010 – 2013) – Eurazeo Management Lux (Luxembourg)

•
Member of the Supervisory Board (2011 – 2013) – Foncia Groupe

•
Vice–Chairman of the Supervisory Board (2012 – 2013) – Foncia Groupe

•
Member of the Supervisory Committee (2011 – 2016) – Foncia Holding

•
Vice–Chairman of the Supervisory Committee (2012 – 2016) – Foncia Holding

•
Director (2012 – 2016) – ManFoncia 1

•
Director (2012 – 2016) – ManFoncia 2

•
Manager (2011 – 2016) – Sphynx 1 Sarl (Luxembourg)

•
Manager (2011 – 2016) – Sphynx 2 Sarl (Luxembourg)

•
Permanent Representative of Eurazeo as member of the Supervisory Board (2007 – 2013) – Rexel

Edouard Guigou	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current and Past Five Years
•
Managing Director – EURAZEO SE

•
Member of the Supervisory Board – Novacap Group Holding

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited (UK)

•
Director – Franklin UK Bidco Limited

Schedule A-5

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Celia Nataf	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current and Past Five Years
•
Senior Associate – EURAZEO SE s

•
Non–Voting Member of the Supervisory Committee – CPK

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited

Francesco Orsi	Italian	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current
•
Managing Director – EURAZEO SE

•
Director – Gruppo Banca Leonardo (Italy)

•
Member of the Supervisory Committee – CPK

•
Director – Franklin Ireland Topco Limited

•
Director – Franklin UK Midco Limited

Past Five Years
•
Manager (2011 – 2015) – Euraleo (Italy)

•
Director (2013) – Moncler Spa (Italy)

•
Director (2012 – 2015) – Sportswear Industries Spa (Italy)

•
Director (2013 – 2016) – Industries Spa (Italy)

Pascale Guerin–Laffineur	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current
•
Director – EURAZEO SE

•
Risk Management Director for the Travel Business and Member of Anti–Corruption Policy Drafting Committee – L’Oréal Group

Past Five Years
•
Deputy Director of Internal Audit (2011 – 2016) – L’Oréal Group

Charles Petruccelli	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105	Current and Past Five Years • Director – EURAZEO SE
David Sear	British	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105	Current and Past Five Years • Director – EURAZEO SE • Non–Executive Director – Provident Financial Services • Chairman – Bango • Chairman – Semafone • Chairman – Ixaris
Schedule A-6

Franklin Ireland Topco Limited
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Irish Topco are set forth below.
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Marc Frappier	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current
•
Managing Partner – Head of Eurazeo Capital – EURAZEO SE

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited

•
Director – Franklin UK Bidco Limited

•
Member of the Supervisory Board – Asmodée Holding

•
Vice–Chairman of the Supervisory Board – Elis

•
Chairman of the Board of Directors – IM Square

•
Chairman of the Supervisory Board – Novacap Group Holding

•
Manager – Sphynx Sarl (Luxembourg)

•
Permanent Representative of Legendre Holding 36 as Member of the Supervisory Board – Montmartre Asset Management

Past Five Years
•
Member of the Supervisory Board (2009 – 2014) – Apcoa Parking AG (Germany)

•
Vice–Chairman of the Advisory Board (2009 – 2014) – Apcoa Parking Holdings GmbH (Germany)

•
Manager (2010 – 2013) – ECIP Agree Sarl (Luxembourg)

•
Manager (2010 – 2013) – ECIP Elis Sarl (Luxembourg)

•
Director (2013 – 2014) – Holdelis

•
Director (2010 – 2013) – Eurazeo Management Lux (Luxembourg)

•
Member of the Supervisory Board (2011 – 2013) – Foncia Groupe

•
Vice–Chairman of the Supervisory Board (2012 – 2013) – Foncia Groupe

•
Member of the Supervisory Committee (2011 – 2016) – Foncia Holding

Schedule A-7

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Vice–Chairman of the Supervisory Committee (2012 – 2016) – Foncia Holding

•
Director (2012 – 2016) – ManFoncia 1

•
Director (2012 – 2016) – ManFoncia 2

•
Manager (2011 – 2016) – Sphynx 1 Sarl (Luxembourg)

•
Manager (2011 – 2016) – Sphynx 2 Sarl (Luxembourg)

•
Permanent Representative of Eurazeo as member of the Supervisory Board (2007 – 2013) – Rexel

Edouard Guigou	French	c/o Fintrax Group Holdings Limited, Martin House, Galway Business Park, Dangan, Galway, H91A06C, Ireland +353 91 558255
Current and Past Five Years
•
Managing Director – EURAZEO SE

•
Member of the Supervisory Board – Novacap Group Holding

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited (UK)

•
Director – Franklin UK Bidco Limited

Celia Nataf	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current and Past Five Years
•
Senior Associate – EURAZEO SE

•
Non–Voting Member of the Supervisory Committee – CPK

•
Director – Franklin Ireland Topco Limited (Ireland)

•
Director – Franklin UK Midco Limited

Francesco Orsi	Italian	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current
•
Managing Director – EURAZEO SE

•
Director – Gruppo Banca Leonardo (Italy)

•
Member of the Supervisory Committee – CPK

•
Director – Franklin Ireland Topco Limited

•
Director – Franklin UK Midco Limited

Past Five Years
•
Manager (2011 – 2015) – Euraleo (Italy)

•
Director (2013) – Moncler Spa (Italy)

•
Director (2012 – 2015) – Sportswear Industries Spa (Italy)

•
Director (2013 – 2016) – Industries Spa (Italy)

Schedule A-8

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Pascale Guerin–Laffineur	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105
Current
•
Director – EURAZEO SE

•
Risk Management Director for the Travel Business and Member of Anti–Corruption Policy Drafting Committee – L’Oréal Group

Past Five Years
•
Deputy Director of Internal Audit (2011 – 2016) – L’Oréal Group

Charles Petruccelli	French	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105	Current and Past Five Years • Director – EURAZEO SE
David Sear	British	47 – 49 London Road, Redhill, Surrey, RH1 1LU, United Kingdom +44 203 5304105	Current and Past Five Years • Director – EURAZEO SE • Non–Executive Director – Provident Financial Services • Chairman – Bango • Chairman – Semafone • Chairman – Ixaris
Legendre Holding 44 SAS
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Legendres are set forth below.
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Philippe Audouin	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Member of the Executive Board and Chief Financial Officer – EURAZEO SE

•
Managing Director – CarryCo Capital 1

•
Managing Director – CarryCo Croissance

•
Member of the Supervisory Board – Elis

•
Chairman – Eurazeo Patrimoine

•
Member of the Supervisory Board – Eurazeo PME

•
Member of the Supervisory Board – Europcar Groupe

•
Director – Eurazeo Services Lux

•
Chairman – Legendre Holding 19

•
Chairman – Legendre Holding 21

•
Managing Director – Legendre Holding 23

•
Managing Director – Legendre Holding 25

•
Chairman – Legendre Holding 26

Schedule A-9

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Chairman – Legendre Holding 27

•
Chairman of the Supervisory Committee – Legendre Holding 28

•
Chairman – Legendre Holding 29

•
Chairman – Legendre Holding 30

•
Chairman – Legendre Holding 34

•
Chairman – Legendre Holding 35

•
Chairman – Legendre Holding 36

•
Chairman – Legendre Holding 42

•
Chairman – Legendre Holding 43

•
Chairman – Legendre Holding 44

•
Chairman – Legendre Holding 47

•
Chairman – Legendre Holding 51

•
Chairman – Legendre Holding 56

•
Chairman – Legendre Holding 57

•
Chairman – LH Apcoa

•
Chairman – LH CPK

•
Chairman – LH Iberchem

•
Chairman – LH Novacap

•
Chairman – LH Open Road

•
Permanent Representative on the Board of Directors – Société Française Générale Immobilière

•
Managing Director – Perpetuum MEP Verwaltung GmbH (Germany)

Past Five Years
•
Member of the Supervisory Board (2005 – 2017) – ANF Immobilier

•
Vice Chairman of the Supervisory Board (2007 – 2014) – APCOA Parking AG (Germany)

•
Member of the Advisory Board (2007 – 2014) – APCOA Parking Holdings GmbH (Germany)

•
Managing Director (2013 – 2014) – Legendre Holding 33

•
Chairman (2013 – 2014) – Legendre Holding 32 (now Asmodée II)

•
Chairman (2016) – CPK

•
Chairman (2017) – CPK Manco

•
Chairman (2015 – 2017) – EP Aubervilliers

•
Managing Director (2009 – 2015) – Eurazeo Capital Investissement

•
Managing Director (2014 – 2015) – Eureka Participation

•
Director (2006 – 2015) – Europcar Groupe

•
Managing Director (2016) – Legendre Holding 54

•
Managing Director (2016) – Legendre Holding 55

Schedule A-10

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Director (2007 – 2014) – Holdelis

•
Managing Director (2008 – 2015) – La Mothe

•
Chairman (2008 – 2015) – Legendre Holding 22

•
Chairman (2011 – 2013) – Legendre Holding 28

•
Chairman (2016 – 2017) – Legendre Holding 41

•
Chairman (2013 – 2014) – Legendre Holding 31 (now Les Amis d’Asmodée)

•
Chairman (2016) – Novacap Group Bidco

•
Chairman (2016) – Novacap Group Holding

•
Chairman (2004 – 2015) – Ray France Investment

Nicolas Huet	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
General Counsel – Secretary of the Executive Board – Member of the Executive Committee – EURAZEO SE

•
Managing Director – CarryCo Croissance 2

•
Managing Director – CarryCo Patrimoine

•
Secretary – Eurazeo North America

•
Managing Director – Eurazeo Patrimoine

•
Managing Director – Legendre Holding 19

•
Managing Director – Legendre Holding 21

•
Chairman – Legendre Holding 23

•
Chairman – Legendre Holding 25

•
Managing Director – Legendre Holding 26

•
Managing Director – Legendre Holding 27

•
Managing Director – Legendre Holding 29

•
Managing Director – Legendre Holding 30

•
Managing Director – Legendre Holding 34

•
Managing Director – Legendre Holding 35

•
Managing Director – Legendre Holding 36

•
Managing Director – Legendre Holding 37

Schedule A-11

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Managing Director – Legendre Holding 42

•
Managing Director – Legendre Holding 43

•
Managing Director – Legendre Holding 44

•
Managing Director – Legendre Holding 47

•
Managing Director – Legendre Holding 51

•
Managing Director – Legendre Holding 56

•
Managing Director – Legendre Holding 57

•
Managing Director – LH Apcoa

•
Managing Director – LH CPK

•
Managing Director – LH Iberchem

•
Managing Director – LH Novacap

•
Managing Director – LH Open Road

•
Managing Director – ManXenon

•
Member of the Supervisory Board – Novacap Group Holding

•
Director & Chairman of the Board of Directors – Société Française Générale Immobilière

•
Director – Manutan International

Past Five Years
•
Managing Director (2015 – 2017) – Legendre Holding 41

•
Managing Director (2016) – CPK

•
Managing Director (2015 – 2017) – CPK Manco

•
Manager (2011 – 2015) – Euraleo

•
Chairman (2016) – Legendre Holding 54

•
Chairman (2016) – Legendre Holding 55

•
Managing Director (2015 – 2016) – Grape Hospitality France

•
Managing Director (2015 – 2016) – Legendre Holding 45

•
Managing Director (2016) – ManArgon

•
Managing Director (2016) – ManHelium

•
Managing Director (2016) – ManNeon

•
Managing Director (2016) – Novacap Group Bidco

•
Managing Director (2016) – Novacap Group Holding

Schedule A-12

Eurazeo SE
The name, citizenship, business address, business telephone number, title, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Eurazeo are set forth below.
Members of Executive Board
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Patrick Sayer	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Chairman of the Executive Board – CEO – EURAZEO SE

•
Director – AccorHotels

•
Member of the Board of Directors – I–Pulse (USA)

•
Chairman – CarryCo Capital 1

•
Chairman – CarryCo Croissance

•
Chairman – CarryCo Croissance 2

•
Member of the Board of Directors – Tech Data Corporation (USA)

•
Member of the Supervisory Board – Europcar Groupe

Past Five Years

•
Member of the Supervisory Board (2012 – 2017) – ANF Immobilier

•
Vice–Chairman of the Supervisory Board (2012 – 2015) – ANF Immobilier

•
Managing Director (2007 – 2017) – Legendre Holding 19

•
Chairman (2014 – 2017) – Legendre Holding 25

•
Chairman (2014 – 2017) – Legendre Holding 26

•
Member of the Supervisory Committee (2016) – Foncia Holding

•
Manager (2006 – 2016) – Investco 3d Bingen

•
Vice–Chairman of the Supervisory Board (2010 – 2014) – Rexel

•
Director (2014 – 2015) – Rexel

•
Chairman of the Supervisory Board (2015) – Europcar Groupe

•
Director (2006 – 2015) – Europcar Groupe

•
Chairman of the Board of Directors (2012 – 2013) – Holdelis

•
Director (2007 – 2013) – Holdelis

•
Director (2011 – 2013) – Moncler Spa (Italy)

•
Director (2012 – 2013) – Sportswear Industries Spa (Italy)

•
Director (2010 – 2013) – Edenred

•
Director (2006 – 2015) – Gruppo Banca Leonardo (Italy)

Schedule A-13

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
• Chairman (2003 – 2015) – Eurazeo Capital Investissement • Member of the Advisory Board (2008 – 2013) – APCOA Parking Holdings GmbH (Germany)
Virginie Morgan	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Member of the Executive Board – Deputy CEO – EURAZEO SE

•
President – Eurazeo North America Inc. (USA)

•
Chairwoman of the Supervisory Board – Eurazeo PME

•
Chairwoman of the Supervisory Board – Asmodée Holding

•
Vice–Chairwoman of the Board of Directors – Moncler Spa (Italy)

•
Director – Abasic SI (Spain)

•
Member of the Supervisory Board – Grandir

•
Director – L’Oréal

•
Member of the Supervisory Board – Vivendi

•
Vice–Chairwoman of the Supervisory Committee – CPK

Past Five Years

•
Chairwoman (2015 – 2017) – Legendre Holding 44

•
Chairwoman (2015 – 2017) – Legendre Holding 47

•
Chairwoman (2015 – 2017) – Legendre Holding 43

•
Chairwoman of the Board of Directors (2008 – 2015) – Broletto 1 Srl (Italy)

•
Chairwoman of the Supervisory Board (2008 – 2014) – Apcoa Parking AG (Germany)

•
Member and Chairwoman of the Advisory Board (2008 – 2014) – Apcoa Parking Holdings GmbH (Germany)

•
Chairwoman of the Supervisory Board (2014 – 2015) – Elis

•
Member of the Supervisory Board (2014 – 2016) – Elis

•
Chairwoman of the Board of Directors (2013 – 2014) – Holdelis

•
Director (2013 – 2014) – Holdelis

•
Chairwoman (2013 – 2014) – Legendre Holding 33

•
Chairwoman (2015 – 2016) – Legendre Holding 45

•
Chairwoman (2015 – 2016) – Legendre Holding 46

Schedule A-14

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Managing Director (2009 – 2016) – Apcoa Groupe GmbH (Germany)

•
Managing Director (2008 – 2016) – LH Apcoa

•
Manager (2008 – 2015) – Euraleo (Italy)

•
Manager (2009 – 2014) – Intercos Spa (Italy)

•
Director (2010 – 2013) – Edenred

•
Director (2009 – 2016) – AccorHotels

•
Director (2012 – 2013) – Sportswear Industries Spa (Italy)

Philippe Audouin	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Member of the Executive Board – Chief Financial Officer – EURAZEO SE

•
Managing Director – CarryCo Capital 1

•
Managing Director – CarryCo Croissance

•
Member of the Supervisory Board – Elis

•
Chairman – Eurazeo Patrimoine

•
Member of the Supervisory Board – Eurazeo PME

•
Member of the Supervisory Board – Europcar Groupe

•
Director – Eurazeo Services Lux

•
Chairman – Legendre Holding 19

•
Chairman – Legendre Holding 21

•
Managing Director – Legendre Holding 23

•
Managing Director – Legendre Holding 25

•
Chairman – Legendre Holding 26

•
Chairman – Legendre Holding 27

•
Chairman of the Supervisory Committee – Legendre Holding 28

•
Chairman – Legendre Holding 29

•
Chairman – Legendre Holding 30

•
Chairman – Legendre Holding 34

•
Chairman – Legendre Holding 35 (start date: 03–05–2014)

•
Chairman – Legendre Holding 36

•
Chairman – Legendre Holding 42

•
Chairman – Legendre Holding 43

•
Chairman – Legendre Holding 44

•
Chairman – Legendre Holding 47

•
Chairman – Legendre Holding 51

•
Chairman – Legendre Holding 56

•
Chairman – Legendre Holding 57 a

•
Chairman – LH Apcoa

•
Chairman – LH CPK

Schedule A-15

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Chairman – LH Iberchem

•
Chairman – LH Novacap

•
Chairman – LH Open Road

•
Permanent Representative on the Board of Directors – Société Française Générale Immobilière

•
Managing Director – Perpetuum MEP Verwaltung GmbH (Germany)

Past Five Years

•
Member of the Supervisory Board (2005 – 2017) – ANF Immobilier

•
Vice Chairman of the Supervisory Board (2007 – 2014) – APCOA Parking AG (Germany)

•
Member of the Advisory Board (2007 – 2014) – APCOA Parking Holdings GmbH (Germany)

•
Managing Director (2013 – 2014) – Legendre Holding 33

•
Chairman (2013 – 2014) – Legendre Holding 32 (now Asmodée II)

•
Chairman (2016) – CPK

•
Chairman (2017) – CPK Manco

•
Chairman (2015 – 2016) – EP Aubervilliers

•
Managing Director (2009 – 2015) – Eurazeo Capital Investissement

•
Managing Director (2014 – 2015) – Eureka Participation

•
Director (2006 – 2015) – Europcar Groupe

•
Managing Director (2016) – Legendre Holding 54

•
Managing Director (2016) – Legendre Holding 55

•
Director (2007 – 2014) – Holdelis

•
Managing Director (2008 – 2015) – La Mothe

•
Chairman (2008 – 2015) – Legendre Holding 22

•
Chairman (2011 – 2013) – Legendre Holding 28

•
Chairman (2016 – 2017) – Legendre Holding 41

•
Chairman (2013 – 2014) – Legendre Holding 31 (now Les Amis d’Asmodée)

•
Chairman (2016) – Novacap Group Bidco

•
Chairman (2016) – Novacap Group Holding

•
Chairman (2004 – 2015) – Ray France Investment

Schedule A-16

Members of Supervisory Board
Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Michael David–Weill	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Chairman – EURAZEO SE Supervisory Board

•
Company Director – EURAZEO SE

•
Honorary Vice–Chairman of the Board of Directors – Groupe Danone

Past Five Years
•
Director (2007 – 2015) – Gruppo Banca Leonardo Spa (Italy)

Bruno Roger	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current and Past Five Years
•
Chairman – Lazard Frères (SAS) and Compagnie Financière Lazard Frères (SAS), Chairman – Lazard Frères Banque, Managing Partner – Lazard Frères and Maison Lazard et Compagnie, Chairman – Global Investment Banking of Lazard Group, Member – the Executive Committee of Lazard Group, Managing Director – Lazard Group

•
Director and Member – Ethics and Governance Committee and the Strategy and Investment Committee of Cap Gemini

•
Member – Advisory Board of Europlace

Christophe Aubut	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Member – Supervisory Board Representing Employees

•
Manager – Eurazeo Real Estate Lux Sarl (Luxembourg), APCOA Finance Lux Sarl (Luxembourg), EREL C Sarl (Luxembourg), EREL 2 Sarl (Luxembourg) and Investco 5 Bingen, Director – Eurazeo Services Lux (Luxembourg)

Past Five Years
•
Manager (2007 – 2015) – ECIP Italia Sarl (Luxembourg)

•
Manager (2016) – Grape Hospitality Holding Sarl (Luxembourg)

•
Manager (2016) – Grape Hospitality International Sarl (Luxembourg)

•
Manager (2016) – Grape Hospitality Lux Austria Sarl (Luxembourg)

•
Manager (2015 – 2016) – EREL 1 Sarl (Luxembourg)

•
Director (2016) – Graduate SA (Luxembourg)

Schedule A-17

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
Jean–Charles Decaux	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current and Past Five Years
•
Chairman – EURAZEO SE Executive Board

•
Director – Métrobus (France)

•
Chairman – JCDecaux France

•
Member of the Executive Board – JCDecaux Bolloré Holding (France)

•
Chairman of the Supervisory Committee – MediaKiosk (France)

•
Director – Media Aéroports de Paris (France)

•
Chairman of the Board of Directors – El Mobiliario Urbano SLU (Spain)

•
Director of the Board of Directors – IGP Decaux Spa (Italy)

•
Director – JCDecaux Small Cells Limited (United Kingdom)

•
Director – JCDecaux Holding (France)

•
Managing Director – Decaux Frères Investissements (France)

•
Manager – SCI du Mare (France)

•
Permanent representative – Decaux Frères Investissements

•
Member of the Supervisory Board – HLD (France)

•
Manager – SCI Clos de la Chaine (France)

•
Manager – SCI Trois Jean (France)

•
Managing Director – Apolline Immobilier (France)

•
Director – BDC SAS (France)

Anne Dias	Franco– American	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Member of the Supervisory Board – Eurazeo SE

•
Head of the Audit Committee – Eurazeo SE

•
Member of the Remuneration and Selection Committee – Eurazeo SE

•
Founder and Chief Executive Officer – Aragon Global Holdings

•
Board Member – Sciences Po USA Foundation

•
Board Member – Museum of Decorative Arts

•
Board Member – French-American Foundation

•
Trustee, Member, Roundtable on the Global Economy – The Chicago Council on Global Affairs

•
Member – Economic Club of Chicago

•
Chair of the Investment Committee, Chair of the Finance Committee, Trustee and Member of the Jury –

Schedule A-18

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

The  Foundation for Contemporary Arts
•
Board Member and Member of the Finance Committee and Painting and Sculpture Committee – Museum of Modern Art

•
Member and Board of Dean’s Advisors – Harvard Business School

Past Five Years
•
Trustee (2003 – 2017) and Member of the Collections Committee (2016 – 2017) – Whitney Museum

•
Member of the North American Acquisition Committee (2016 – 2017) – Tate Modern

•
Founder and Managing Partner (2001 – 2014) – Aragon Global Management

•
Member of the International Committee (2007 – 2014) – Museum of Decorative Arts

•
Adjunct Professor (2017) – Georgetown University

Anne Lalou	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Managing Director – La Web School Factory

•
Chairwoman – Innovation Factory

•
Director – KORIAN–MEDICA SA and Natixis

Past Five Years
•
Member of the Supervisory Committee (2011 – 2016) – Foncia Holding

•
Director (2011 – 2014) – SAS Nexity Solutions

•
Director (2013 – 2015) – KEA&Partners

•
Member of the Supervisory Board (2012 – 2013) – Foncia Groupe

Roland du Luart de Montsaulnin	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Company Director

•
Honorary senator and honorary member – Parliament

•
Municipal Councilor – Luart

•
Honorary Director – Automobile Club de l’Ouest

•
Member of the Supervisory Board – Banque Hottinger & Cie

•
Member of the Board of Directors – Aurea

Past Five Years
•
Chairman (2005 – 2016) – Perche Sarthois Authority

Schedule A-19

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History

•
Vice–President (1977 – 2014) – Senate Finance Commission

•
Member (2009 – 2014) – Senate delegation for Overseas Territories

•
Member (2004 – 2014) – Senate’s Special Commission

•
Member (2004 – 2014) – Financial Sector Advisory Committee

•
Member (2010 – 2014) – National Commission for the Assessment of State Policies in Overseas Territories

•
Member (2011 – 2014) – Advisory Committee on the State’s property holdings

•
Permanent member (for the Senate) (2002 – 2014) – Board of Directors of Public Establishment for Financing and Restructuring

Victoire de Margerie	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Main shareholder and Chairwoman – Rondol Institute

•
Vice–Chairwoman – World Materials Forum

•
Director and Member – Appointment, Compensation and Governance Committee of Arkema

•
Director and Member – Compensation and Appointment Committee and the Audit Committee of Babcock International

•
Member – Supervisory Board of Banque Transatlantique

Past Five Years
•
Director (2012 – 2014) – Norsk Hydro

•
Director (2006 – 2012) – Ciments Français

•
Director (2012 – 2016) – Morgan Advanced Materials

•
Director (2012 – 2016) – EcoEmballages

•
Director (2012 – 2016) – Italcementi

Françoise Mercadal– Delasalles	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current and Past Five Years
•
Member of the Executive Committee and Group Head – Corporate Resources and Innovation at Société Générale Group

•
Director – Rosbank (Russia), Compagnie Générale de Location d’Equipment (CGL), Société Générale Cameroun, SG Global Solutions Center (India), SG European Business Services (Romania) and Transactis

Schedule A-20

Name	Citizenship	Business Address/Business Telephone Number	Present Principal Occupation or Employment and Five-Year Employment History
(joint subsidiary of Société Générale and La Banque Postale)
Olivier Merveilleux du Vignaux	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11	Current and Past Five Years • Manager – MVM Search Belgium • Member of the Advisory Committee – Expliseat SAS
Stéphanie Pallez	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current and Past Five Years
•
Chairwoman and Chief Executive Officer – La Française des Jeux (FDJ)

•
Director – Positive PlaNet

•
Director and Chairwoman of the Audit Committee – CNP Assurances

•
Director – ENGIE

Georges Pauget	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11
Current
•
Managing Partner – Almitage.Lda

•
Vice–Chairman of the Board of Directors – Club Med

•
Director – Friedland Financial Services and Dalenys

•
Lead Independent Director – Valeo

•
Honorary Chairman – LCL

•
Chairman – Observatory for Sustainable Finance

Past Five Years
•
Chairman (2010 – 2016) – Consulting firm, Economie Finance et Stratégie

•
Director (2010 – 2016) – TIKEHAU

•
Chairman (2010 – 2016) – IEFP (Institute for Public Financial Education)

•
Chairman of the Club of Banking and Finance Mangers (2010 – 2016) – Centre des Professions Financières

•
Chairman (2012 – 2014) – Monnet European

•
Chairman of the Boards of Directors (2010 – 2012) – Viel & Cie and Amundi Group

JCDecaux Holding	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11	N/A
Jean–Pierre Richardson	French	1, rue Georges Berger – 75017 Paris +33 1 44 15 01 11	Current and Past Five Years • Chairman and Chief Executive Officer – SA Joliette Matériel • Member of the Supervisory Board – ANF Immobilier
Schedule A-21

The Letter of Transmittal, certificates for Shares and any other required documents should be sent by each stockholder of the Company or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By Mail:
Computershare Trust Company, N.A.
Voluntary Corporate Actions
P.O. Box 43011, Providence, RI 02940-3011
By Overnight Courier:
Computershare Trust Company, N.A.
Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, MA 02021
Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Stockholders Call Toll-Free: (866) 431-2096
Schedule A-22